UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

CABOT OIL & GAS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Tuesday, April 28, 2009, at 8:00 a.m., local time, in the First Floor Auditorium of our corporate headquarters, located at 1200 Enclave Parkway, Houston, Texas.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information on each nominee and each director continuing in office. Directors and officers of the Company will be present at the meeting to respond to your questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone.

Sincerely,

DAN O. DINGES
Chairman, President and Chief Executive Officer

CABOT OIL & GAS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 28, 2009

The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the “Company”), a Delaware corporation, will be held at the Company’s corporate headquarters, First Floor Auditorium, 1200 Enclave Parkway, Houston, Texas 77077, on Tuesday, April 28, 2009, at 8:00 a.m., local time, for the following purposes:

I.	To elect the three persons named in this proxy statement to the Board of Directors of the Company.

II.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company from 120,000,000 shares to 240,000,000 shares.

III.	To reapprove the material terms of the performance goals under the 2004 Incentive Plan.

IV.	To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2009 fiscal year.

V.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of record of the Common Stock at the close of business on March 10, 2009 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

•	vote via the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

•	complete, sign, date and return the accompanying proxy card in the enclosed self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may vote in person if you attend the Annual Meeting.

Please exercise your right to vote at your earliest convenient time.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY
Vice President, Managing Counsel and Corporate Secretary

Houston, Texas

March 24, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 28, 2009:

This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the 2008 Annual Report to Stockholders, are available free of charge at http://www.cabotog.com/2009AnnualMeeting.

CABOT OIL & GAS CORPORATION

1200 Enclave Parkway

Houston, Texas 77077

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held April 28, 2009

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the “Company”) of proxies for use at its 2009 Annual Meeting of Stockholders, to be held at the Company’s corporate headquarters, 1200 Enclave Parkway, Houston, Texas, on Tuesday, April 28, 2009, at 8:00 a.m., or any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. Proxies on which no voting instructions are indicated will be voted FOR the election of the candidates named herein and FOR Proposals II, III and IV and in the best judgment of the proxy holders on any other matters that may properly come before the meeting.

Only holders of record of the Company’s Common Stock, par value $.10 per share (“Common Stock”), as of the close of business on March 10, 2009, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 103,637,883 shares of Common Stock.

Each share of Common Stock is entitled to one vote per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to shareholders on or about March 24, 2009.

In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. For purposes of determining the outcome of any question as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, these shares will be treated as not present and not entitled to vote with respect to that question, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other questions. Accordingly, because the vote required for amendment of the Certificate of Incorporation is a majority of the outstanding shares, abstentions on Proposal II and broker non-votes will have the same effect as votes against adoption. Because the vote required for reapproval of the material terms of the performance goals under the 2004 Incentive Plan and for approval of Proposal IV is a majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal, abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

PROPOSAL I.

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of directors serving staggered three-year terms. Rhys J. Best, Robert Kelley and P. Dexter Peacock are currently directors and have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2012 and until his successor shall have been elected and shall have qualified.

It is the intention of the persons named in the enclosed form of proxy to vote such proxies FOR the election of Messrs. Best, Kelley and Peacock for terms of three years. If any one of the nominees is not available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MESSRS. BEST, KELLEY AND PEACOCK TO THE BOARD OF DIRECTORS.

Certain Information Regarding Nominees and Directors

Set forth below, as of March 1, 2009, for each current director and for each nominee for election as a director of the Company, is information regarding age, position(s) with the Company, membership on committees of the Board of Directors, the period served as a director and term of office, business experience during at least the past five years, and other directorships currently held. Mr. Dinges, Chairman, President and Chief Executive Officer, is the only employee or former employee of the Company on the Board of Directors.

Rhys J. Best
Age: 62
Director Since: July 2008
Committee Memberships: Audit, Safety and Environmental Affairs
Term of Office Expires: 2009 (Nominee for Director)
Business Experience:
Crosstex Energy LP
Non-Executive Chairman of the Board – February 2009 to present
Seren Management LLC (private investment company)
President - 2007 to present
Lone Star Technologies, Inc.
Chairman and Chief Executive Officer - 1999 to 2007
Other Directorships:
Crosstex Energy LP
Trinity Industries, Inc.
Austin Industries, Inc.
McJunkin Red Man Corporation

David M. Carmichael
Age: 70
Director Since: 2006
Committee Memberships: Corporate Governance and Nominations (Chairman), Compensation, Executive
Term of Office Expires: 2010
Business Experience:
Private Investor (securities and energy investment) - 1996 to present
KN Energy, Inc.
Vice Chairman and Chairman of the Management Committee - 1994 to 1996
American Oil & Gas Corporation (merged with KN Energy, Inc. in 1994)
Chairman, Chief Executive Officer and President - 1985 to 1994
Other Directorships:
Ensco International Incorporated
Natural Resource Partners L.P.

Dan O. Dinges
Age: 55
Director Since: 2001
Committee Memberships: Executive
Position: Chairman, President and Chief Executive Officer
Term of Office Expires: 2011
Business Experience:
Cabot Oil & Gas Corporation
Chairman, President and Chief Executive Officer - May 2002 to present
President and Chief Operating Officer - September 2001 to May 2002
Samedan Oil Corporation (a subsidiary of Noble Affiliates, Inc., now Noble Energy Inc.)
Senior Vice President and Division General Manager, Offshore Division - 1998 to September 2001
Vice President and Division General Manager, Offshore Division -1989 to 1998
Division General Manager, Offshore Division - 1986 to 1989
Division Landman, Offshore Division 1981 to 1986
Mobil Oil Corporation
Land Supervisor - 1978 to 1981
Other Directorships:
American Exploration & Production Council
Spitzer Industries, Inc.
Texas Energy Education Partnership
Boy Scouts of America - Sam Houston Area Council
Palmer Drug Abuse Program

Robert L. Keiser
Age: 66
Director Since: 2006
Committee Memberships: Safety and Environmental Affairs (Chairman), Audit
Term of Office Expires: 2010
Business Experience:
Retired June 1999
Kerr-McGee Corporation
Chairman of the Board - February 1999 to June 1999
Oryx Energy Company (merged with Kerr-McGee Corporation)
Chairman and Chief Executive Officer - 1995 to February 1999

Robert Kelley
Age: 63
Director Since: 2003
Committee Memberships: Audit (Chairman), Safety and Environmental Affairs
Term of Office Expires: 2009 (Nominee for Director)
Business Experience:
Kellco Investments, Inc. (private investment company)
President - April 2001 to present
Noble Affiliates, Inc.
Chairman of the Board - 1992 to April 2001
President and Chief Executive Officer - 1986 to October 2000
Other Directorships:
OGE Energy Corporation
Smith International, Inc.

P. Dexter Peacock
Age: 67
Director Since: 1998
Committee Memberships: Executive (Chairman), Compensation, Corporate Governance and Nominations
Position: Lead Director
Term of Office Expires: 2009 (Nominee for Election)
Business Experience:
Andrews Kurth L.L.P., Houston, Texas
Of Counsel - 1998 to present
Partner - 1975 to 1997
Managing Partner - 1986 to 1991
Other Directorships:
Rowan Companies, Inc.

William P. Vititoe
Age: 70
Director Since: 1994
Committee Memberships: Compensation (Chairman), Corporate Governance and Nominations
Term of Office Expires: 2011
Business Experience:
Retired May 1998
Consultant to Puget Sound Energy, Inc. - February 1997 to May 1998
Washington Energy Company
Chairman of the Board, Chief Executive Officer and President - January 1994 to February 1997
ANR Pipeline Company
President and Chief Executive Officer - October 1990 to December 1993
Other Directorships:
Comerica Inc.
Amerisure Inc.
Aegis Technologies

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Company’s Corporate Governance Guidelines require that at least a majority of the Company’s directors be independent under the New York Stock Exchange (“NYSE”) listing standards and all other applicable legal requirements. Additionally, all members of the audit committee, compensation committee and corporate governance and nominations committee are required to be independent.

As contemplated by NYSE listing standards, the Board has adopted categorical standards to assist it in making independence determinations, under which relationships that fall within the categorical standard are not required to be disclosed in the proxy statement and their impact on independence need not be separately discussed. The Board, however, considers all material relationships with each director and all facts and circumstances it deems relevant in making its independence determinations. A relationship falls within the categorical standard if it:

•	Is a type of relationship addressed in Section 303A2(b) of the NYSE Listed Company Manual, but under those rules does not preclude a determination of independence;

•	Is a type of relationship or transaction addressed in Item 404 of Regulation S-K, but under that regulation does not require disclosure; or

•

Consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

The Board of Directors has determined that each director’s relationship with the Company, with the exception of Mr. Dinges, the Chairman, President and Chief Executive Officer, falls within the categorical standard and that all directors, with the exception of Mr. Dinges, are independent. In 2008, the Board of Directors determined that Mr. John G.L. Cabot, who retired from the Board of Directors in 2008, was independent. Further, the Board of Directors has determined that all members of the audit committee, compensation committee and corporate governance and nominations committee are independent.

Corporate Governance Guidelines

In 2003, the Board of Directors adopted the Cabot Oil & Gas Corporation Corporate Governance Guidelines. These guidelines outline the functions and responsibilities of the Board, director qualifications, and various processes and procedures designed to ensure effective and responsive governance. The guidelines are reviewed from time to time, most recently in February 2008, in response to changing regulatory requirements and best practices and are revised accordingly. The full text of the Corporate Governance Guidelines can be found on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

Code of Business Conduct

All employees, officers and directors are required to comply with the Company’s long-standing Code of Business Conduct to help ensure that the Company’s business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Business Conduct covers all areas of professional conduct, including conflicts of interest, customer relationships, insider trading, financial disclosure, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to the Company’s business. Employees, officers and directors annually are required to reply to a Code of Conduct Questionnaire, which is designed to elicit information related to any known or possible violation of the Code. The full text of the Code of Business Conduct can be found on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

Executive Sessions of the Board of Directors

The Board of Directors holds an executive session of the non-management and independent directors during each of its regularly scheduled meetings. The executive sessions are presided over by the Lead Director, Mr. P. Dexter Peacock.

Communications with the Board of Directors

The Company’s Board of Directors has a process for shareholders and other interested parties to send communications to the Board. Communications should be addressed to the “Board of Directors,” a specified committee of the Board, an individual director or the “Non-management Directors” in care of:

Vice President, Managing Counsel and Corporate Secretary

Corporate Legal Department

1200 Enclave Parkway

Houston, Texas 77077-1607

(281)589-4891

(281)589-4808 (fax)

(Outside the U.S. or U.S. long distance-call collect)

lisa.machesney@cabotog.com (email)

All communications received as described above and intended for the Board of Directors, a committee of the Board of Directors, an individual director, or the non-management directors as a group will be relayed to the appropriate directors.

Annual Meeting Attendance

The Company’s policy is that it expects all members of the Board of Directors to attend the Company’s annual meeting of stockholders. In 2008, with the exception of Mr. Cabot, all of the members of the Board attended the annual meeting.

Board of Directors and Committee Meeting Attendance

The Board of Directors held nine meetings during 2008. All directors attended 100% of the meetings of the Board of Directors and of the committees held, with the exception of Messrs. Dinges and Kelly who attended 89% of the meetings of the Board of Directors and committees held.

Director Compensation

During 2008, non-employee directors’ annual compensation was based upon a fee of $55,000, payable quarterly, for their services on the Company’s Board of Directors and its committees. The Audit Committee Chairman receives an additional $10,000 annual retainer, the remaining committee chairmen receive an additional $7,500 annual retainer and the Lead Director receives an additional $7,500 annual retainer, each payable quarterly, for their service. There are no per meeting fees paid.

In addition, in 2008, a discretionary award was made to the non-employee directors of 2,560 restricted stock units each under the 2004 Incentive Plan, the restrictions on which lapse the date the non-employee director leaves the Board of Directors. Mr. Best, upon joining the Board of Directors in July 2008, received a discretionary award of 1,205 restricted stock units under the 2004 Incentive Plan, the restrictions on which lapse the date Mr. Best leaves the Board of Directors.

Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were reimbursed for travel expenses incurred for attending Board and committee meetings. Spouses of the directors were invited to attend one meeting during 2008 and travel expenses incurred by the spouses were reimbursed by the Company. For more information on director compensation, see “Director Compensation” below.

Director Retirement

It is the policy of the Board of Directors that directors of the Company retire at the Annual Meeting following a director’s 73rd birthday, unless a determination is otherwise made by the Board of Directors.

Information on Standing Committees of the Board of Directors

The Board of Directors has five standing committees: the Corporate Governance and Nominations Committee, the Audit Committee, the Compensation Committee, the Safety and Environmental Affairs Committee and the Executive Committee. Membership on each committee during 2008 is as discussed below. All standing committees, with the exception of the Executive Committee, are composed entirely of independent, non-employee directors.

Corporate Governance and Nominations Committee - The Corporate Governance and Nominations Committee (the “CGN Committee”) is composed of three members: Messrs. Carmichael (Chairman), Peacock and Vititoe. During 2008, the CGN Committee held three meetings. Each member of the CGN Committee satisfies the independence requirements of the NYSE listing standards. The CGN Committee Charter is available to shareholders on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

The CGN Committee will consider director candidates recommended by shareholders. Under its charter, the CGN Committee seeks out and evaluates qualified candidates to serve as Board members as necessary to fill vacancies or the additional needs of the Board, and consider candidates recommended by shareholders and management of the Company. Any stockholder desiring to propose a nominee to the Board of Directors should submit such proposed nominee for consideration by the CGN Committee, including the proposed nominee’s qualifications, to Ms. Lisa A. Machesney, Corporate Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077.

The CGN Committee seeks to select candidates who have personal and professional integrity, who have demonstrated ability and judgment and who shall be effective, in conjunction with the other nominees and Board members in collectively serving the long-term interests of the shareholders.

The CGN Committee generally identifies nominees through recommendations made by incumbent directors. A resume is reviewed and if merited, an interview follows. A qualified candidate identified by a shareholder follows the same committee process. There are no differences in the manner in which the CGN Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or recommended by the incumbent directors. Mr. Best’s appointment as a director of the Company in July 2008 was recommended to the CGN Committee by a non-management, incumbent director.

Audit Committee - The Audit Committee is composed of three members: Messrs. Kelley (Chairman), Best and Keiser. During 2008, the Audit Committee held five meetings. Each member of the Audit Committee satisfies the financial literacy and independence requirements of the NYSE listing standards. The Board has determined that Mr. Kelley meets the requirements of an “audit committee financial expert” as defined by the Securities and Exchange Commission. The Audit Committee Charter is available to shareholders on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent auditors and the performance of the Company’s internal audit function.

It is the policy of the Audit Committee to pre-approve all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(l)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The Audit Committee has delegated to each member of the Audit Committee authority to pre-approve permissible services to be performed by the independent auditors. Decisions of a member to pre-approve permissible services must be reported to the full Audit Committee at its next scheduled meeting.

Compensation Committee - The Compensation Committee is composed of three members: Messrs. Vititoe (Chairman), Carmichael and Peacock. During 2008, the Compensation Committee held five meetings. Each member of the Compensation Committee satisfies the independence requirements of the NYSE listing standards. The Compensation Committee Charter is available to shareholders on the Company’s website at www.cabotog.com by clicking “Investor Relations,” and then clicking “Corporate Governance,” and a copy will be provided, without charge, to any shareholder upon request.

The function of the Compensation Committee is to:

•

Review and approve corporate goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine, subject to ratification by the Board, the CEO’s compensation level based on this evaluation.

•	Provide counsel and oversight of the evaluation and compensation of management of the Company, including base salaries, incentive compensation and equity based compensation.

•	Discharge any duties imposed on the Compensation Committee by the Company’s incentive compensation and equity based compensation plans, including making grants.

•

Retain or replace any compensation consultant engaged to assist in evaluating the compensation of the Company’s directors, CEO and other officers and to approve such consultant’s fees and other terms of retention.

•	Review the annual compensation of the directors.

Safety and Environmental Affairs Committee - The Safety and Environmental Affairs Committee is composed of three members: Messrs. Keiser (Chairman), Best and Kelley. During 2008, the Safety and Environmental Affairs Committee held two meetings. Each member of the Safety and Environmental Affairs Committee satisfies the independence requirements of the NYSE listing standards.

The function of the Safety and Environmental Affairs Committee is to review the Company’s safety and environmental management programs. From time to time, it also reviews the nature of and extent of Company spending for safety and environmental compliance and consults with outside and internal advisors regarding the management of the Company’s safety and environmental programs.

Executive Committee - The Executive Committee is composed of three members: Messrs. Peacock (Chairman), Carmichael and Dinges. During 2008, there was one Executive Committee meeting held.

The function of the Executive Committee is to exercise all power and authority of the Board of Directors, except as limited by the Company’s by-laws or applicable law.

PROPOSAL II

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

Description of Proposed Amendment

The Board of Directors has approved, and is recommending to the stockholders for approval at the Annual Meeting, an amendment to Article IV of the Company’s Certificate of Incorporation, as amended, which sets forth the terms of the Company’s authorized capital stock. Article IV currently authorizes 120,000,000 shares of Common Stock, as well as 5,000,000 shares of Preferred Stock, par value $.10 per share.

The proposed amendment would increase the authorized Common Stock from the 120,000,000 shares of Common Stock currently authorized to 240,000,000 shares of Common Stock. The Board of Directors has determined that this amendment is advisable and in the best interests of the Company and directed that the proposed amendment be submitted to the stockholders for their approval at the Annual Meeting. If adopted by the stockholders, this amendment would become effective upon filing of an appropriate certificate of amendment with the Secretary of State of the State of Delaware. The proposed amendment to Article IV of the Certificate of Incorporation would replace the first sentence of the Article with the following:

The aggregate number of shares of all classes of stock which the Company shall have authority to issue is 245,000,000, divided into 5,000,000 shares of Preferred Stock, par value $.10 per share (“Preferred Stock”), and 240,000,000 shares of Common Stock, par value $.10 per share (the “Common Stock”).

The additional shares of Common Stock authorized by the proposed amendment, if and when issued, would have the same rights and privileges as the shares of Common Stock currently authorized. The Common Stock has no preemptive rights to purchase Common Stock or other securities. In addition, under Delaware law, the Company’s stockholders are not entitled to dissenters’ or appraisal rights in connection with the proposed increase in the number of shares of Common Stock authorized for issuance.

Purposes and Effects of Proposed Amendment

The Company issued 48,423,766 shares of Common Stock in connection with its March 2007 two-for-one stock split. At February 1, 2009, 103,649,421 shares of Common Stock were issued and outstanding and 4,414,525 shares of Common Stock were reserved for issuance under the Company’s 2004 Incentive Plan. As a result, approximately 12 million shares are available for issuance for future purposes. In this light, the Board of Directors deems it advisable to increase the Company’s authorized Common Stock. The additional Common Stock to be authorized would be available for possible stock dividends or splits, future financing and acquisition transactions, employee benefit plans and other corporate purposes. Having such shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a stockholders’ meeting. The additional shares of Common Stock would be available for issuance without further action by the stockholders unless such action is required by applicable law or the rules of any stock exchange on which the Common Stock may be listed. The New York Stock Exchange, on which the Common Stock is listed, currently requires stockholder approval as a prerequisite to listing shares in certain instances, including in connection with acquisition transactions where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding of at least 20%.

Other than for the possibility of issuing new shares of Common Stock under the Company’s 2004 Incentive Plan, the Company has no present arrangements, commitments, understandings or pending negotiations for the issuance of additional shares of newly authorized Common Stock.

The Company has not proposed the increase in the authorized number of shares of Common Stock with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares to make more difficult or to discourage an attempt to acquire control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Required Vote

Approval of the proposal to increase the number of authorized shares of Common Stock by amending the Company’s Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding on the record date. Votes may be cast FOR or AGAINST the proposal, and stockholders may also ABSTAIN from voting on the proposal. Because shares represented by abstentions or broker non-votes are considered outstanding, abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

PROPOSAL III

REAPPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS

UNDER THE 2004 INCENTIVE PLAN

On February 17, 2004, the Board of Directors adopted the Cabot Oil & Gas Corporation 2004 Incentive Plan (the “2004 Plan”), which was first approved by stockholders on April 29, 2004. The plan has been amended by the Board from time to time, most recently in October 2008 with changes intended to comply with Section 409A of the Internal Revenue Code. The reapproval of the material terms of the performance goals under the 2004 Plan will not extend the term of or add additional shares to the plan.

Reapproval of Material Terms

Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct for federal income tax purposes any compensation in excess of $1 million paid to the Company’s Chief Executive Officer and certain other highly compensated officers, unless the compensation qualifies as performance-based compensation. The Company has made awards to employees and officers that qualify as performance-based compensation deductible under Section 162(m). As required under Section 162(m) and related regulations, stockholders are being asked to reapprove the material terms of the performance goals (including the business criteria on which any qualified performance goals are based) under the 2004 Plan so that awards made by the Compensation Committee to the Company’s employees and officers can continue to qualify as performance-based compensation deductible under Section 162(m). The Company is not proposing any amendment to the terms of the 2004 Plan in connection with this reapproval of the material terms of the performance goals under the 2004 Plan.

For purposes of Section 162(m), the material terms of the performance goals include (1) the employees eligible to receive compensation under the 2004 Plan, (2) a description of the business criteria on which the performance goal is based and (3) the maximum amount of compensation that can be paid to a participant if the performance goal is attained. These aspects of the 2004 Plan are included in the following summary of the material terms of the 2004 Plan. This summary is qualified in its entirety by reference to the complete text of the 2004 Plan, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. A copy of the 2004 Plan will be provided, without charge, to any stockholder upon request.

Types of Awards

The 2004 Plan provides for the grant of any or all of the following types of awards:

•	stock options, including incentive stock options and non-qualified stock options;

•	stock appreciation rights, either independent of, or in connection with, stock options;

•	restricted stock;

•	restricted stock units;

•	performance awards; and

•	cash awards.

Awards may be granted singly, in combination, or in tandem as determined by the Compensation Committee. To date, awards of non-qualified stock options, restricted stock, performance shares, stock appreciation rights, restricted stock units and cash-based performance awards have been made under the 2004 Plan.

Eligibility

Employees and consultants of the Company and its subsidiaries are eligible to be considered for awards under the 2004 Plan. All nonemployee directors are also eligible to be considered for awards under the 2004 Plan. We currently have approximately 430 employees and six nonemployee directors. Currently, there are approximately 166 active participants in the 2004 Plan.

Shares Subject to the Plan

A total of 5,100,000 shares of Common Stock may be issued under the 2004 Plan. As of February 1, 2009, a total of 685,475 shares had been issued under the 2004 Plan and 1,583,360 shares were subject to outstanding awards under the 2004 Plan, leaving 2,831,165 shares available for future grants. Under the 2004 Plan, no more than 1,800,000 shares may be used for stock awards that are not subject to the achievement of performance based goals, and no more than 3,000,000 shares may be issued pursuant to incentive stock options. Shares of Common Stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by the Company.

Shares subject to awards under the 2004 Plan that are forfeited, terminated, expire unexercised, settled in cash, withheld to satisfy tax obligations or otherwise lapse will become available for awards under the 2004 Plan. In addition, shares tendered to satisfy the purchase price of an award or satisfy tax withholding obligations under the 2004 Plan will become available for awards under the 2004 Plan. Shares delivered in settlement, assumption, or substitution of awards granted by another entity as a result of an acquisition or under an acquired entity’s plan will not reduce the number of shares available under the 2004 Plan to the extent allowed under the rules of the New York Stock Exchange.

The Board of Directors may make appropriate adjustments in the number of shares available under the 2004 Plan to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to stockholders (including cash dividends that the Board of Directors determines are not in ordinary course of business but excluding normal cash dividends) or other similar event. All numbers of shares available and all limits under the 2004 Plan presented herein reflect the 3-for-2 split of the Common Stock in 2005 and the 2-for-1 split of the Common Stock in 2007.

Administration

The Board of Directors has designated the Compensation Committee to administer all employee and consultant awards under the 2004 Plan. The Compensation Committee has the discretion to determine the employees and consultants who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to the limitations set forth in the 2004 Plan. In addition, the Compensation Committee has full and final authority to interpret the 2004 Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2004 Plan.

Subject to certain restrictions contained in the 2004 Plan, the Compensation Committee has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to by, the recipient of the award.

The Board of Directors administers all director awards under the 2004 Plan and has the same powers, duties, and authority with respect to director awards as the Compensation Committee retains with respect to employee awards.

To the extent allowed by applicable law, the Board of Directors or the Compensation Committee may delegate to another subcommittee of the Board of Directors or to the Company’s Chief Executive Officer or another senior officer the authority to grant awards out of a specified pool of cash or shares under the 2004 Plan. The Board of Directors or the Compensation Committee may also delegate to the Chief Executive Officer and other executive officers its administrative duties under the 2004 Plan (excluding its granting authority).

Employee Awards

At the discretion of the Compensation Committee, employees may be granted awards under the 2004 Plan in the form of stock options, stock appreciation rights, stock awards, cash awards or performance awards. Such awards may be granted singly, in combination, or in tandem.

Stock Options

The 2004 Plan provides for the granting to employees of incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, and non-qualified stock options.

A stock option is a right to purchase a specified number of shares of Common Stock at a specified grant price. All stock options granted under the 2004 Plan must have an exercise price per share that is not less than the fair market value (as defined in the 2004 Plan) of the Common Stock on the date of grant (and must also be greater than the par value of the Common Stock). All stock options granted under the 2004 Plan must have a term of no more than ten years. The grant price, number of shares, terms and conditions of exercise, whether a stock option is intended to qualify as an incentive stock option under the Internal Revenue Code, and other terms of a stock option grant will be fixed by the Compensation Committee as of the grant date. However, stock options may not include provisions that “reload” the option upon exercise, and, without stockholder approval, stock options may not be repriced, including by means of a substitute award.

The exercise price of any stock option must be paid in full at or before the time the stock is delivered to the optionee. The price must be paid in cash or, if permitted by the Compensation Committee and elected by the participant, by means of tendering (either by actual delivery or by attestation) previously owned shares of Common Stock or shares issued pursuant to an award under the 2004 Plan.

Stock Appreciation Rights

The 2004 Plan also provides for the granting of stock appreciation rights, or SARs, to employees. A SAR is a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value of a specified number of shares of the Common Stock over a specified grant price. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of Common Stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. All stock appreciation rights granted under the 2004 Plan must have a grant price per share that is not less than the fair market value (as defined in the 2004 Plan) of a share of Common Stock on the date of grant and a term of no more than ten years. SARs may not include provisions that “reload” the SARs upon exercise.

Stock Awards

The 2004 Plan also provides for the granting of stock awards, restricted stock and stock units to employees that consist of grants of Common Stock or units denominated in Common Stock. The terms, conditions and limitations applicable to any stock award will be decided by the Compensation Committee. At the discretion of the Compensation Committee, the terms of a stock award may include rights to receive dividends or dividend equivalents.

Cash Awards

The 2004 Plan also provides for the granting of cash awards to employees. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2004 Plan will be determined by the Compensation Committee.

Performance Awards

At the discretion of the Compensation Committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals. The terms, conditions and limitations applicable to any performance award are decided by the Compensation Committee.

In making awards intended to meet the standards of Section 162(m), the Compensation Committee may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more business units or geographic regions of the Company, or to the Company as a whole:

• revenue	• net cash flow before financing activities
• net income	• other cash flow measures
• stock price	• total shareholder return
• market share	• return on capital
• earnings per share	• return on invested capital
• other earnings measures	• operating income
• return on equity	• after-tax operating income
• return on assets	• reserve additions
• costs	• proceeds from dispositions
• shareholder value	• production volumes
• EBIT	• reserve replacement measures
• EBITDA	• finding and development costs
• funds from operations	• total market value
• cash flow	• petroleum reserve measures
• cash from operations	• safety and environmental performance
• net cash flow	measures.

Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses. Performance goals may also be based on performance relative to a peer group of companies.

Employee Award Limitations

Under the 2004 Plan, no employee may be granted during any calendar year:

•	stock options and/or SARs covering more than 1,500,000 shares of Common Stock;

•	stock awards covering more than 600,000 shares of Common Stock; or

•	cash awards (including performance awards) in respect of any calendar year having a value determined on the grant date in excess of $5,000,000.

Consultant Award

The Compensation Committee may make any of the types of awards available under the 2004 Plan to a consultant providing services to the Company or one of its subsidiaries.

Nonemployee Director Awards

At the discretion of the Board of Directors, nonemployee directors may be granted awards under the 2004 Plan in the form of stock options or stock awards. These discretionary awards to directors may be granted singly, in combination, or in tandem. No nonemployee director may be granted discretionary awards consisting of stock options or stock awards covering or relating to more than 21,000 shares of Common Stock during any calendar year.

Deferred Payment

At the discretion of the Compensation Committee, amounts payable in respect of awards granted under the 2004 Plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Amendment, Modification, and Termination

The Board of Directors may amend, modify, suspend, or terminate the 2004 Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment shall be effective prior to approval by stockholders of the Company if such approval is required by law or the requirements of the exchange on which the Common Stock is listed. Furthermore, without the prior approval of stockholders of the Company, stock options issued under the 2004 Plan will not be repriced.

Term

No awards may be made under the 2004 Plan after April 29, 2014.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the 2004 Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any state, local or non-U.S. tax consequences.

Stock Options and SARs. Participants will not realize taxable income upon the grant of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income (subject, in the case of employees, to withholding) in an amount equal to the excess of: the fair market value on the date of exercise of the Common Stock received (plus the amount of any cash received) over the exercise price paid upon the exercise of the non-qualified stock option or SAR. The participant will generally have a tax basis in any shares of Common Stock received on the exercise of a SAR, or on the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the limitations of Section 162(m), the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock. However, if an employee disposes of stock that has not been held for the requisite holding period, the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such stock. The employee would also recognize capital gain (or, depending on the holding period, additional ordinary income) to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the stock on the exercise date. If the exercise price paid for the stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock. If an employee makes such a disqualifying disposition, the Company will then, subject to the limitations of Section 162(m), be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

Cash Awards; Stock Unit Awards; Stock Awards. An employee will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or performance award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it. An employee will not have taxable income upon the grant of a stock award in the form of units denominated in Common Stock but rather will generally recognize ordinary compensation income at the time the employee receives Common Stock or cash in satisfaction of such stock unit award in an amount equal to the then fair market value of the Common Stock or cash received. In general, a participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a stock award or performance award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the Common Stock when such stock is received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to Common Stock or cash received pursuant to a cash award, performance award, stock award or stock unit award. Dividends that are received by a participant prior to the time that the Common Stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the Common Stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized.

Subject to the limitations of Section 162(m), the Company will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Plan Benefits

Because awards under the 2004 Plan are granted at the discretion of the Compensation Committee, it is not possible for the Company to determine the amount of awards that may be granted to the named executive officers or to any of the other plan participants if the performance goals are reapproved by stockholders. No awards or grants have been made under the 2004 Plan that are contingent on stockholder reapproval of the material terms of the performance goals.

Required Vote and Recommendation of the Board of Directors

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the proposal is required for approval of the material terms of performance goals under the 2004 Plan. Brokers do not have discretion to vote on this proposal without instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE REAPPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE 2004 PLAN.

PROPOSAL IV

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved and recommended the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm to examine the Company’s financial statements for 2009. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company.

A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.

See “Audit Committee Report” below for further information.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR ITS 2009 FISCAL YEAR.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent, non-employee directors. The Board of Directors has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board determined that one of the members of the Audit Committee, Mr. Kelley, is an “audit committee financial expert” as defined by rules of the Securities and Exchange Commission. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was adopted in December 2003 and amended most recently in February 2007 by the Board of Directors. The function of the Audit Committee is to review and report to the Board of Directors with respect to various auditing and accounting matters, including overseeing the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the selection, independence, qualifications, performance and compensation of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Audit Committee also reviews its charter annually. This is a report on the Audit Committee’s activities relating to the calendar year 2008.

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the audited financial statements and management’s discussion and analysis of the Company’s financial condition and results of operations with the management of the Company.

Review of Financial Statements and Other Matters with Independent Registered Public Accounting Firm

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed as described in Statement on Auditing Standards (“SAS”) No. 61-Communication with Audit Committees, as updated by SAS No. 89-Audit Adjustments, and SAS No. 90-Audit Committee Communications. The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP (“PWC”), the Company’s independent registered public accounting firm, required by applicable Public Company Accounting Oversight Board requirements regarding the firm’s communications with the Audit Committee concerning independence and has discussed with PWC the independent registered public accounting firm’s independence. These discussions included a review of all audit and non-audit services (including tax services) provided by PWC to the Company.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2008 for filing with the Securities and Exchange Commission.

Audit Committee
Robert Kelley (Chairman)
Rhys J. Best
Robert L. Keiser

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR SERVICES IN 2008 AND 2007

Fee Type*	2008		2007
Audit Fees	$1,297,953		$1,184,430	(1)
Audit Related Fees	$73,000	(2)	—
Tax Fees (3)	$399,357		$414,124
All Other Fees	—		—

*	No pre-approved requirements were waived under the de minimis exception.

(1)	Includes $33,030 for the 2006 audit that was billed and paid by the Company in 2007 after the filing of the Company’s proxy statement for the 2007 annual meeting of stockholders.

(2)	Includes assistance with adoption of accounting standards and the prospectus for the Company’s June 2008 stock issuance.

(3)	Includes federal, provincial, state and sales tax planning, audit support, compliance, advice, and return preparation for United States and Canadian operations.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Cabot Oil & Gas Board of Directors (“Committee”) oversees an executive compensation program designed to attract, retain, and engage highly qualified executives. The Committee has developed a structured executive compensation program, which it has formally evaluated and approved. This program includes a compensation committee charter, total compensation philosophy and strategy, industry peer group definition, annual calendar and general policy framework.

Philosophy and Objectives of the Company’s Compensation Programs

The guiding philosophy and specific objectives of the Company’s compensation programs are: (1) to align executive compensation design and outcomes with business strategy, (2) to encourage management to create sustained value for the stockholders, (3) to attract, retain, and engage our executives and (4) to support a performance-based culture throughout the Company. These primary objectives are evaluated annually by: (a) measuring and managing the mix of named executive officer (“NEO”) compensation, with a goal of making a majority of total compensation performance-based and balanced between short-term and long-term incentives, (b) tying incentive plan metrics and goals to shareholder value principles and (c) having balanced, open and objective reviews of goals and performance. The Committee believes that each of these objectives carries an equal amount of importance in the Company’s compensation program.

The Company uses various components of executive compensation, with an emphasis on variable compensation and long-term incentives. The components of executive compensation are presented in the table below and discussed in more detail later in this report.

Compensation Component	Purpose	Competitive Positioning

Base Salary	Compensation for role, experience, expertise and competencies.	Base salaries are targeted to approximate the market median, taking into account the competitive environment, as well as the experience and accomplishments of each executive.

Compensation Component	Purpose	Competitive Positioning

Annual Incentive Bonus

Reward the achievement of annual business objectives, including:

•        Financial Goals (Net Income, Finding Costs)

•        Operational Goals (specific objectives tied to Production Growth and Reserve Growth)

•        Individual objectives aligned with corporate strategy

•        Committee evaluation of qualitative performance

Annual bonuses are established as a percentage of base salary and are targeted to match industry bonus percentage levels for comparable executive positions.

Long-term Incentives

Prominent part of total compensation to maintain alignment with shareholder value creation:

•        Stock Appreciation Rights (time vested)

•        Performance Shares (earned and vested based on Total Shareholder Return versus peers)

•        Hybrid Performance Shares (time vested and tied to positive operating income)

•        Stock Ownership Guidelines

Long-term incentives are intended to promote long-term value creation for stockholders and to retain executives through extended vesting periods.

To place relatively greater emphasis on the importance of shareholder return performance, the value of equity awards is generally targeted for the 2nd highest quartile of the peer group.

Executive Benefits and Perquisites	Comprehensive programs to build financial security, manage personal financial risk and limit Company costs.	Value of benefits and perquisites are generally targeted to be competitive with market levels.

Total Compensation	Designed to attract, retain, align and engage highly qualified executives, while creating a strong connection to financial and operational performance and long-term shareholder value.	Total compensation is highly correlated with Company and individual performance and is generally targeted slightly above the median for the executive when compared to the peer group.

The Committee’s philosophy for executive compensation is to assess and offer a total compensation package that is targeted slightly above the median level for the comparative peer industry group. In that total, a greater weight is placed on long-term equity awards versus annual cash to foster an environment where stock price appreciation over the long-term is a major executive focus, which in turn benefits the stockholders. The competitive market is determined by reference to the compensation practices of an industry peer group as set forth below.

Industry Peer Group

The companies chosen by the Committee for the peer group represent the Company’s direct competitors of similar size and scope in the exploration and production sector of the energy industry, and are companies that compete in the Company’s core areas of operation for both business opportunities and executive talent. Based on 2008 year-end closing market prices, the industry peer group’s market capitalization ranged from approximately $320 million to $9.9 billion. The Company’s market capitalization at 2008 year-end was approximately $2.7 billion. The peer group changes from time to time due to business combinations, asset sales and other types of transactions that cause peer companies to no longer exist or to no longer be comparable. The Committee approves all revisions to the peer group. The Company’s peer group is as follows:

•	Berry Petroleum Company

•	Cimarex Energy Company

•	Comstock Resources, Inc.

•	Denbury Resources Inc.

•	Encore Acquisition Company

•	Forest Oil Corporation

•	Penn Virginia Corporation

•	Plains Exploration & Production Company

•	Quicksilver Resources Inc.

•	Range Resources Corporation

•	Southwestern Energy Company

•	St. Mary Land & Exploration Company

•	Stone Energy Corporation

•	Swift Energy Company

•	Unit Corporation

•	Whiting Petroleum Corporation

2008 Committee Activity

During 2008 the Committee held three regular meetings, one in each of February, July and October. The Committee also held two special meetings during 2008. At the February 2008 meeting, the Committee referenced the Fall 2007 competitive market study of the peer group by Hewitt Associates, the Committee’s independent compensation consultant (see “Compensation Consultant” below). Based on the study and the CEO’s recommendations with respect to the other Company officers, the Committee determined 2008 salaries, bonus payouts for 2007 performance and the annual grant of long-term incentive awards for the officers of the Company. A detailed discussion of each item of compensation can be found below under “Elements of Compensation.”

Also at the February 2008 meeting and prior to making any compensation decisions, the Committee reviewed a spreadsheet of 2002-2007 wealth accumulation for each NEO. The Committee uses the wealth accumulation spreadsheets in lieu of tally sheets to review the impact of prior years’ compensation decisions.

At the July 2008 meeting, the Committee reviewed an analysis of executive compensation reported by the Company’s peer group prepared by Hewitt Associates. This data was used by the Committee to evaluate the compensation decisions made by the peer group during 2007.

At the October 2008 meeting, the Committee reviewed an analysis prepared and presented by Hewitt Associates on current compensation issues and trends and a current competitive market study of executive compensation among the peer companies. This analysis is the precursor for the Committee’s review of all components of compensation in the following February meeting.

The Committee held a special meeting in late April 2008 for the purpose of certifying the results for the performance share awards made in 2005 for the performance period from May 1, 2005 to April 30, 2008.

Elements of Compensation

Elements of In-Service Compensation

There are three major elements of the executive in-service compensation program. The elements are (1) base salary, (2) annual incentive bonus and (3) long-term incentive equity awards. Company perquisites are a minor element of the executive compensation program. This design generally mirrors the pay practices of the industry peer group. Each element is described below.

Mr. Dinges, the Company’s Chairman, President and Chief Executive Officer, has a significantly broader scope of responsibilities at the Company than the other named executive officers, as do his peers in the peer group. The difference in compensation for Mr. Dinges described below primarily reflects these differing responsibilities as valued by the peer companies and, except as described below, does not result from the application of different policies or decisions with respect to Mr. Dinges.

Base Salary

The Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. The base salary of each executive, including the NEOs, is reviewed annually by the Committee. The CEO’s salary is established by the Committee (and ratified by the Board of Directors) and the other executives’ salaries are established jointly by the CEO and the Committee. Base salary is targeted for all executive positions near the median level of the peer group. Individual salaries take into account the Company’s annual salary budget, the individual’s levels of responsibility, contribution and value to the Company, individual performance, prior relevant experience, breadth of knowledge and internal and external equity issues. Increases in base salary from 2007 to 2008 averaged 11.2% for the NEOs, ranging from 8.1% to 16.5%, and are as follows:

Name	2007 Base Salary	2008 Base Salary
Mr. Dinges	$530,000	$575,000
Mr. Schroeder	$310,000	$350,000
Mr. Walen	$382,000	$413,000
Mr. Arnold	$236,000	$275,000
Mr. Hutton	$229,000	$252,000

In 2008, the Committee reviewed two competitive market studies for compensation of the peer group (in July and October). Mr.

Dinges’ 2008 base salary of $575,000 is slightly below the median of the industry peer group for the 2008 competitive data. The base salaries of the other NEOs generally fell slightly above the relevant medians among the peer group. The Committee views these salary levels as consistent with its compensation philosophy, given the ongoing changes in peer compensation levels and the intention of delivering a relatively higher percentage of CEO compensation through long-term incentives. The Committee took no additional action to revise base salaries during the year.

Annual Incentive Bonus

The annual incentive bonus opportunity is based upon the Company’s pay-for-performance philosophy. The opportunity provides the NEOs, as well as other executives and key employees, with an incentive in the form of an annual cash bonus to achieve overall business goals. The bonus opportunity is stated as a percentage of base salary and is set using the Committee’s philosophy to target bonus levels (as a percentage of base salary) consistent with the competitive market for executives in similar positions. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance to the Company during the coming year and motivate executives to achieve those goals. The 2008 measurement criteria were designed to drive value increases for the Company’s stockholders.

During 2008 the bonus opportunity at a 100% of target level payout for the NEOs was as follows:

Executive	Percentage of Salary	100% Payout Value
Mr. Dinges	100%	$575,000
Mr. Schroeder	80%	$280,000
Mr. Walen	85%	$351,050
Mr. Arnold	55%	$151,250
Mr. Hutton	50%	$126,000

The 2008 bonus criteria measure the overall Company performance for year-over-year reserve and production growth, along with absolute levels for finding costs and net income. These metrics are weighted 25%, 25%, 15% and 10%, respectively, for a total of 75% of the bonus amounts. The remaining component, weighted at 25%, is determined subjectively by the Committee, which evaluates individual performance, relative regional performance, improvement in per share metrics and industry conditions, along with acquisition and divestiture activity. The Committee sets no specific goals relating to these factors. In general, the Committee expects to award the full 25% of this component in years when the Company meets internal and external performance expectations with respect to these factors.

For each of the four metrics, the payout ranges for 2008 are as follows:

	Payout (Percent of Target)
	0%	100%	200%
Reserve Growth	5%	9%	14%
Production Growth	5%	9%	14%
Finding Costs, per Mcfe	$2.80	$2.20	$1.85
Net Income	$100 million	$137 million	$175 million

For 2008, the payout factor for each performance measure was capped at 200%. Once the payout based on each of the four performance metrics is computed and the results are weighted as described above to compute the formula goal achievement, the Committee’s subjective component of the bonus is added (this subjective component can range from an achievement of 0% to 50% payout at the 200% performance level).

Once the goal achievement is determined, the actual amount of the total bonus is determined using the following table:

Total Goal Achievement	Bonus Factor
<50	0
51-75%	.5
76-105%	Actual Achievement
106-120%	1.25
121-135%	1.5
136-150%	1.75
151-200%	2.0
>200	Actual Achievement

Upon completion of each fiscal year, the CEO makes recommendations to the Committee for annual bonuses to be paid to each executive officer (other than the CEO) using the formula established for the program in that year.

The Company’s 2008 performance against the pre-established metrics was as follows:

	Target	Actual
Reserve Growth	9%	20.2%
Production Growth	9%	11.3%
Finding Costs, per Mcfe	$2.20	$3.42
Net Income	$137 million	$211.3 million

On the strength of strategic investments made during 2008, the Company exceeded its targets for reserve growth, production growth and net income. The Company fell short of its finding cost goal due to the inflationary market for oil and gas services and the acquisition environment. The out-performance in the reserve growth, production growth and net income metrics more than offset the shortfall in the finding cost metric, resulting in a 106.5% goal achievement before determination by the Committee of the 25% subjective component. Upon discussion and review of how 2008 performance compared to historical results (with record levels achieved in 2008 for net income excluding gains from sales, for cash flow from operations and for absolute reserve and production levels), the Committee determined to set this final component to achieve a total payout of 135% and elected not to use the bonus factor table in 2008. Further assessment by the CEO translated into an additional $1,700 to one NEO.

Upon completion of each fiscal year, the Committee determines the CEO’s annual incentive bonus based on Company performance, the formula payout and the Board’s annual CEO performance evaluation. The independent directors of the Board discuss and ratify the CEO’s annual incentive bonus payment. The CEO’s bonus payment for 2008 was 135% of target.

Long-Term Incentives

All long-term incentives awarded in 2008 were made under the 2004 Incentive Plan, approved by the Company’s stockholders at the 2004 Annual Meeting of Stockholders. In 2008 the Committee employed two types of performance shares, traditional performance shares and hybrid performance shares, and stock appreciation rights (“SARs”) to provide long-term incentives to the Company’s NEOs. The SARs awarded in 2008 are payable in shares of Common Stock, thereby using fewer shares and minimizing dilution as compared to stock options. The award allocation to NEOs is designed to provide 40% of the targeted grant-date value from traditional performance shares, 40% from hybrid performance shares and 20% from SARs. The Committee believes this allocation delivers a long-term incentive program with a relatively stronger performance orientation than that observed at the peer companies. The total size of the long-term incentive awards is based on competitive practice and is targeted to fall within the 2nd highest quartile of the peer group. The Committee does not typically consider past long-term incentive awards, such as the amount of equity previously granted and outstanding, or the number of shares owned, when determining annual long-term incentive awards.

Traditional Performance Shares. In 2004, the Committee began shifting more value to performance shares instead of stock options due to: (i) the less dilutive impact of performance shares, and (ii) the fact that in an up market, stock options can increase in value, but Company performance can still lag the peer groups’ performance. For these reasons, the Committee believes that the Company’s performance share awards are a better measure of performance versus the peer group and appropriately link stock performance and compensation. For additional information about the traditional performance shares, see “Grants of Plan-Based Awards” below.

Hybrid Performance Shares. Due to restricted stock share limitations under the 2004 Incentive Plan and Section 162(m) tax considerations, in 2008 the Committee again used hybrid performance share awards instead of restricted stock. The hybrid performance shares vest one-third on each of the first, second and third anniversaries of the date of grant, provided the Company has positive operating income in the fiscal year prior to the vesting date. For additional information about the hybrid performance shares, see “Grants of Plan-Based Awards” below.

Stock Appreciation Rights (SARs). SARs were granted in 2008 with an exercise price equal to the fair market value on the date of grant. Consistent with the Company’s 2004 Incentive Plan, the SAR grant date is the date on which the Committee or the Board of Directors approves the award, and the fair market value is the average of the high and low trading prices of the Common Stock on the grant date. SAR awards, as well as all other executive equity awards, are generally made in February of each year at a pre-scheduled and in-person meeting of the Committee. Company management is given no discretion to choose the grant dates. The SARs vest one-third on each of the first, second and third anniversaries of the date of grant and have a seven-year term. Upon exercise, the executive receives Common Stock equal to the appreciated value of the award. This value is determined by subtracting the exercise price from the fair market value of each share on the exercise date and multiplying this result by the number of shares exercised. The resulting value (less any required tax withholding) is then divided by the fair market price on the date of exercise to determine the number of shares issued.

Personal Benefits and Perquisites

The Company provides the NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with the overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the level of perquisites and other personal benefits provided to the NEOs. The NEOs are provided with club membership dues, a tax gross up on the club membership dues, a Company-paid physical examination for the NEO and his spouse, a financial and tax planning stipend of up to $3,000 annually, life insurance, and spouse travel to certain business meetings. The aggregate cost to the Company of the perquisites and personal benefits described above for the NEOs for 2008 are included under “All Other Compensation” in the Summary Compensation Table below.

Other Compensation

The Company offers all of its employees, including the NEOs, standard benefits including medical and dental reimbursement, short-term and long-term disability plans, basic life and accident insurance and an employee assistance program. The Company offers retirement programs consisting of both qualified and nonqualified defined benefit pension and defined contribution savings plans. See “Elements of Post-Termination Compensation” below for further descriptions of these programs.

Impact of Regulatory Requirements

The Company’s performance shares, both traditional and hybrid, SARs and stock options (when used as a long-term incentive) are intended to constitute “qualified performance based compensation” as defined under Section 162(m) of the Internal Revenue Code, with the effect that the deduction disallowance of Section 162(m) should not be applicable to compensation paid to covered employees under the performance shares, SARs and stock option provisions. It is the Committee’s intent that the majority of long-term incentive awards will qualify under Section 162(m). In 2008, the Company was not able to deduct approximately $1.6 million as a result of the application of Section 162(m) to the 2008 vesting of restricted stock awards granted in 2005 and 2006. Restricted stock grants with vesting based solely on the passage of time do not qualify as performance based compensation.

In addition, in order to permit the Committee the flexibility to use subjective and discretionary components in setting annual cash incentive awards without the Company’s loss of deduction under Section 162(m), the Company uses a “negative discretion” plan for executive officers to whom Section 162(m) might be applicable. Under this plan, the Committee sets one or more financial or operating performance targets early in the year to create a bonus pool intended to meet the requirements of Section 162(m) for such executive officers and reserves the right to reduce or otherwise set the cash incentive amounts taking other factors into account. As a result, the Section 162(m) metrics are not the primary metrics used in determining the relevant cash incentive awards to these executive officers.

Clawback Provisions

Currently, the Company has not adopted express “clawback” provisions with respect to compensation elements which would allow the Company to recoup paid compensation from designated officers in the event of a financial restatement. The Committee will continue to review the appropriateness of clawback provisions in future compensation decisions.

Elements of Post-Termination Compensation

Pension Plan. Company employees, including the NEOs, are provided with retirement income by the Company’s Pension Plan, a noncontributory defined benefit plan that provides benefits based generally upon the employee’s years of service and the employee’s compensation levels, using the highest five consecutive years of the last ten consecutive years of employment. Compensation for the purposes of determining benefits under the Pension Plan consists of the total taxable income, including base salary, annual, discretionary and sign-on bonuses, and any amounts by which an employee’s remuneration is reduced pursuant to voluntary salary reduction plans such as flexible spending/”cafeteria” style plans and 401(k) plans. Compensation excludes any amounts contributed by or on behalf of the Company to these plans or any other employee benefit plan sponsored by the Company, any income arising from stock compensation awards, nondeductible moving expenses, disability pay, severance pay and related amounts, taxable group term life insurance benefits, reimbursements, expense allowances, taxable fringe benefits and retention and relocation bonuses. No current participant has been given enhanced or extra years of service credit.

The Pension Plan provides for full vesting after five years of service. Benefits are automatically payable for the life of the employee on a single-life annuity basis if the retiree is unmarried or on a 50% joint and survivor basis if the retiree is married. Other benefit payment methods are available at the election of the employee. Benefits are not subject to any deductions for Social Security or other offset amounts. Lump sum conversions are based on the 1994 Group Annuity Reserves Table with rates blended 50% for males and females and an interest rate equal to the 30-year Treasury rate for the month of November in the year preceding the year of payment.

Savings Investment Plan. The Savings Investment Plan is a tax-qualified retirement savings plan in which all employees, including the NEOs, may participate. It allows participants to contribute the lesser of up to 50% of their annual salary, or the limit prescribed by the Internal Revenue Service, on a pre-tax basis. The Company matches 100% of the first six percent of a participant’s pre-tax contribution. Participants are 100% vested in the Company’s contributions after five years of service, vesting 20% per year.

Supplemental Employee Retirement Plan (“SERP”). The Company has entered into non-qualified and unfunded supplemental arrangements to supplement the benefits payable to certain officers, including the NEOs, to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code or the Employee Retirement Income Security Act of 1974, as amended. The amount of the SERP is calculated using the same formula as is used for the qualified Pension Plan and is the difference between total compensation as defined in the Pension Plan (as if certain defined benefit limits were not imposed) and the qualified benefit.

Deferred Compensation Plan. The Deferred Compensation Plan provides supplemental retirement income benefits for the officers of the Company, including the NEOs, through voluntary deferrals of salary, bonus and certain long-term incentives. It also allows for the Company to provide its full six percent match when Company contributions of the matching amount cannot be made to the Company 401(k) Plan up to Internal Revenue Code limitations, due to the executive’s deferral of compensation which reduce salary and bonus to less than $250,000. The plan allows the officers to defer the receipt and taxation on income until retirement from the Company. The Company makes no additional contributions to, nor does it pay in excess of market interest rates on, the Deferred Compensation Plan. Amounts deferred by an officer under the Deferred Compensation Plan are held and invested by the Company in various mutual funds and other investment options selected by the officer at the time of deferral. For additional information about the Deferred Compensation Plan, including the investment options and the manner of distributions, see “Non-Qualified Deferred Compensation” below.

Retiree Medical Coverage. The Company provides certain health benefits for retired employees, including the NEOs, including their spouses, eligible dependents and surviving spouses (retirees). The health care plans are contributory with participants’ contributions adjusted annually. Employees become eligible for this benefit if they meet certain age and service requirements at retirement.

Section 409A. In October 2008, the Board of Directors of the Company approved amendments to the SERP, the Deferred Compensation Plan, the 2004 Incentive Plan and the Change-in-Control Agreement, as well as Mr. Dinges’ employment agreement, to address Section 409A of the Internal Revenue Code and the related guidance and certain other matters. These amendments primarily modify the manner in which certain types of benefits are provided in order to comply with Section 409A. Where applicable, the amendments require that payments due to a “specified employee” (as such term is defined under Section 409A) upon separation from service must be delayed until the earlier of death or the expiration of a period of six months. In addition, the amendments require the use of a definition of “Change in Control” that complies with the requirements of Section 409A.

Change-in-Control Agreements

The Company has entered into Change-in-Control Agreements with the NEOs and with certain other senior officers of the Company. This program has been in place since 1995, with some modifications in 2001. At both of these time frames, many industry peers had change-in-control benefits. When approving the plan in 1995 and the modifications in 2001, the Committee reviewed the features of comparable programs offered by the peer group and others in the industry and applied its judgment to determine whether the level of payments and other benefits, and the circumstances that trigger the payment or provision of benefits, under these agreements were necessary to meet the Committee’s objectives of encouraging such employees to remain employed and to carry out their duties with the Company in the event of a change-in-control of the Company and during circumstances suggesting a change-in-control might occur. The program was again slightly modified in 2008 primarily to address Section 409A of the Internal Revenue Code as discussed above. The Committee believes this program is important to maintaining strong leadership and to encourage retention in these situations. For a more detailed discussion of the change-in-control program, see “Potential Payments Upon Termination or Change in Control” below.

The Committee generally views the potential payments and benefits under the Change-in-Control Agreements as a separate compensation element because such payments and benefits are not expected to be paid in a particular year and serve a different purpose for the executive other than elements of compensation. Accordingly, those payments and benefits do not significantly affect decisions regarding other elements of compensation.

Stock Ownership Guidelines

In February 2006 the Corporate Governance and Nominations Committee of the Board of Directors adopted stock ownership guidelines for the officers and directors of the Company. These stock ownership guidelines were thereafter approved by the Board of Directors. The Board of Directors and the Chief Executive Officer, the Chief Financial Officer and the Chief Operating Officer are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated five times base salary for the officers and five times annual retainer for the directors. All other Vice Presidents are expected to hold 30% of the after-tax shares received upon the vesting or exercise of an equity award until such time as they have accumulated three times base salary. All of the NEOs are in compliance with the stock ownership guidelines.

Conclusion

The Committee and the Company believe these executive compensation policies and programs effectively serve the interests of the stockholders and the Company. The Committee has worked over the years to devise, manage and provide an executive compensation program that meets its intended objectives and contributes to the Company’s overall success.

Compensation Consultant

The Committee employs the services of an executive compensation consultant. During 2008, Hewitt Associates assisted the Committee with executive compensation matters and has also been retained by the Committee for 2009. Hewitt Associates has assisted the Committee on executive compensation matters since 1990. Hewitt Associates is responsible for preparing and presenting a comprehensive competitive market study of the compensation levels and practices for a group of industry peers. The Committee-approved industry peer group is listed and described in more detail above at “Industry Peer Group.” Hewitt Associates is also responsible for preparing and presenting an outside director compensation study using the same industry peer group. The Committee relies on Hewitt Associates for input on pay philosophy, current market trends, legal and regulatory considerations and prevalence of benefit and perquisite programs. A representative of Hewitt Associates attends all regular meetings of the Committee and participates in most executive sessions.

The Committee believes Hewitt Associates is independent of management. Hewitt Associates works exclusively for the Committee and generally performs no services directly for management. Management does not retain the services of a compensation consultant.

Role of Executives in Establishing Compensation

The President and CEO, the Senior Vice President and COO, the Vice President and CFO, the Vice President, Human Resources and the Vice President, Managing Counsel and Corporate Secretary each play a role in the Company’s compensation process. With the benefit of Hewitt Associates’ competitive market study, the CEO makes compensation recommendations to the Committee for the other officers of the Company. The CEO considers internal pay equity issues, individual performance and Company performance in making his recommendations to the Committee. The Senior Vice President and COO and the Vice President and CFO make recommendations to the CEO for their respective direct reports. The Vice President, Human Resources provides the Committee survey data from a wider group of companies in the energy sector than the industry peer group described above, which the Committee uses for evaluation of non-executive compensation, and general administrative support implementing the Committee’s decisions. The executives listed above, together with the Vice President, Managing Counsel and Corporate Secretary, prepare materials and agenda for the Committee meetings and also prepare the long-term equity plans as directed by the Committee for its review and consideration. Certain of the noted officers attend the Committee meetings; however, the officers are generally excused from the meetings to enable the Committee to meet privately in executive session, both with and without the compensation consultant. The Committee has delegated to management authority to administer the long-term incentive plans in accordance with the terms and conditions of the plans, the specific award agreements and the specific individual awards approved by the Committee.

Executive Compensation Business Risk Review

The ownership stake in the Company provided by our equity-based compensation, the extended vesting of these awards and our stock ownership guidelines are designed to align the interests of our NEO’s with our shareholders and promote executive retention. At the same time, the Committee believes, with the concurrence of its independent consultant, that, as a result of our focus on long-term incentive compensation, our use of different types of long-term incentives, and our stock ownership guidelines, the Company’s executive compensation program does not encourage our management to take unreasonable risks related to the Company’s business.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the above Compensation Discussion and Analysis and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

William P. Vititoe, Chairman

David M. Carmichael

P. Dexter Peacock

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of the CEO, the CFO and the next three most highly compensated executive officers (“NEOs”) for the fiscal year ended December 31, 2008.

Amounts paid under the Company’s 2004 Incentive Plan, which are listed in the column titled “Non-Equity Incentive Plan Compensation,” were determined by the Committee at its February 19, 2009 meeting for 2008 performance and, to the extent not deferred by the executive, were paid out shortly thereafter. For additional information about Non-Equity Incentive Plan Compensation, see “Annual Incentive Bonus” above.

2008 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Dan O. Dinges	2008	$567,500	0	$2,461,390	$542,704	$776,250	$115,442	$33,657	$4,496,943
Chairman, President and	2007	$525,000	0	$1,902,717	$429,261	$662,500	$240,919	$35,610	$3,796,007
Chief Executive Officer	2006	$495,000	0	$1,808,218	$337,132	$900,000	$115,011	$30,718	$3,686,079
Scott C. Schroeder	2008	$343,333	0	$879,348	$203,229	$378,000	$27,155	$30,433	$1,861,498
Vice President and Chief	2007	$305,367	0	$630,262	$141,295	$290,625	$95,856	$27,291	$1,490,696
Financial Officer	2006	$279,333	0	$608,242	$110,779	$366,900	$61,696	$26,943	$1,453,893
Michael B. Walen	2008	$407,833	0	$1,036,816	$302,454	$473,918	$246,948	$42,613	$2,510,582
Sr. Vice President and	2007	$378,467	0	$675,187	$294,712	$382,000	$417,128	$42,213	$2,189,707
Chief Operating Officer	2006	$355,333	0	$953,494	$136,623	$505,100	$296,550	$37,184	$2,284,284
J. Scott Arnold	2008	$268,500	0	$581,914	$196,784	$204,188	$107,610	$28,411	$1,387,407
Vice President, Land	2007	$233,833	0	$463,756	$135,715	$162,250	$154,680	$28,920	$1,179,154
and General Counsel	2006	$220,833	0	$432,112	$81,233	$223,000	$112,795	$28,370	$1,098,343
Jeffrey W. Hutton	2008	$248,167	$1,700	$403,330	$92,574	$170,100	$70,073	$26,205	$1,012,149
Vice President, Marketing	2007	$226,833	$4,875	$342,634	$77,303	$143,125	$103,885	$31,200	$929,855
	2006	$214,167	0	$349,686	$61,293	$194,400	$78,505	$25,705	$923,756

(1)	Cash bonuses paid pursuant to the 2004 Incentive Plan for 2008 annual performance are listed under the column “Non-Equity Incentive Plan Compensation.”

(2)	The amounts in this column reflect the dollar amount recognized with respect to performance share awards and restricted stock awards for financial statement reporting purposes for the relevant fiscal year, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), and therefore may include amounts from awards granted in and prior to that year. The grant date fair value of these awards was computed by using the average of the Company’s high and low stock trading price on the date of grant. The grant date fair values used to compute the amounts in this column are as follows:

Grant Date	Grant Date Fair Value per Share	Award Types Included
February 16, 2004	$10.75	Restricted Stock
May 24, 2005	$15.22	Performance Shares & Restricted Stock
February 23, 2006	$23.80	Restricted Stock
February 22, 2007	$35.22	Hybrid Performance Shares
February 20, 2008	$48.48	Hybrid Performance Shares

Performance shares granted on February 23, 2006, February 22, 2007 and February 20, 2008, after the implementation of SFAS No. 123(R), were valued using a Monte Carlo model and the grant date fair values per share used for financial reporting purposes were $16.43, $30.72 and $41.53, respectively. Assumptions used in the Monte Carlo model for these grants, as well as additional information regarding accounting for restricted stock and performance share awards, are included in Note 10 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”).

(3)	The amounts in this column reflect the dollar amount recognized with respect to Stock Appreciation Rights (“SARs”) for financial statement reporting purposes for the relevant fiscal year, in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts are included in Note 10 of the Notes to the Consolidated Financial Statements included in the Form 10-K. SARs have not been repriced or otherwise materially modified.

(4)	The amounts in this column reflect cash incentive awards to the NEOs under the 2004 Incentive Plan, which is discussed in detail above under “Annual Incentive Bonus.”

(5)	The amounts in this column reflect the actuarial increase in the present value of the NEOs benefits under the Company’s Pension Plan and the Supplemental Employment Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. There were no above-market or preferential earnings on deferred compensation.

(6)	The amounts in this column include the Company’s $15,500 contribution to the Savings Investment Plan (401(k) Plan), which is discussed above under “Elements of Post-Termination Compensation.” The amounts also include for each NEO some or all of the following:

•	Premiums paid on executive term life insurance

•	Club dues

•	A tax gross up on club dues

•	Executive physical examination for the NEOs and their spouses

•	A financial and tax planning stipend of up to $3,000 per year

•	Personal use of an administrative assistant and/or event tickets

•	Spouse travel to certain business meetings

Grants of Plan-Based Awards

The table below reports all grants of plan-based awards made during 2008. All grants of awards were made under the Company’s 2004 Incentive Plan.

2008 GRANTS OF PLAN-BASED AWARDS

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price Of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name		Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#) (2)	Maximum (#) (3)
Dan O. Dinges	2/20/08	$0	$575,000	$1,150,000
	2/20/08				0	38,400	76,800				$1,594,675
	2/20/08					30,075					$1,457,886
	2/20/08								39,875	$48.48	$605,287
Scott C. Schroeder	2/20/08	$0	$280,000	$560,000
	2/20/08				0	13,000	26,000				$539,864
	2/20/08					12,250					$593,819
	2/20/08								16,200	$48.48	$245,910
Michael B. Walen	2/20/08	$0	$351,050	$702,100
	2/20/08				0	15,980	31,960				$663,617
	2/20/08					15,050					$729,549
	2/20/08								19,925	$48.48	$302,454
J. Scott Arnold	2/20/08	$0	$151,250	$302,500
	2/20/08				0	8,250	16,500				$342,606
	2/20/08					7,760					$376,166
	2/20/08								10,300	$48.48	$156,350
Jeffrey W. Hutton	2/20/08	$0	$126,000	$252,000
	2/20/08				0	5,150	10,300				$213,869
	2/20/08					4,850					$235,104
	2/20/08								6,450	$48.48	$97,908

(1)	Amounts in this column represent a bonus payout of 200% of target. However, the maximum payout per participant under the Annual Incentive Bonus is five million dollars. See discussion of the bonus factor applicable to the Annual Incentive Bonus above under “Annual Incentive Bonus.”

(2)	The second amount in this column for each NEO represents 100% of hybrid performance shares which vest one-third on each of the first, second and third anniversaries of the date of grant, provided the Company has positive operating income in the fiscal year prior to the vesting date.

(3)	Amounts in this column represent 200% of the targeted traditional performance shares. Amounts earned in excess of 100% are paid in cash based on the average of the high and low trading prices of a share of Common Stock at the end of the performance period. See discussion of the additional terms of the performance shares below.

(4)	Amounts in this column represent SARs that vest one-third on each of the first, second and third anniversaries following the date of grant and have a seven year term. The exercise price of the SARs shown is the average of the high and low trading prices of the Common Stock on the award date, as required by the 2004 Incentive Plan. The closing market price of the Common Stock on the date of grant, February 20, 2008, was $49.37.

(5)	The amounts in this column reflect the grant date fair value of the traditional performance shares, the hybrid performance shares and the SARs granted in 2008, as computed in accordance with SFAS No. 123(R). The traditional performance share awards were valued using a Monte Carlo model and the grant date fair value per share used for financial reporting purposes was $41.53. The hybrid performance share awards were valued by using the average of the Company’s high and low stock trading price on the date of grant which was $48.48. SARs were valued using a Black-Scholes model and the grant date fair value per share used for financial reporting purposes was $15.18. Additional assumptions used in the Monte Carlo model for performance shares and the Black-Scholes model for SARs, as well as other assumptions used in the calculation of these amounts, are included in footnote 10 of the Notes to the Consolidated Financial Statements included in the Form 10-K.

The traditional performance shares awarded in 2008 have a three-year performance period, which commenced January 1, 2008 and ends December 31, 2010. Each performance share represents the right to receive, after the end of the performance period, from 0 to 200% of a share of Common Stock (with amounts over 100% paid in cash), based on the Company’s performance. The performance criteria that determines the payout per performance share is the relative total shareholder return on the Company’s Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period, plus dividends (on a cumulative reinvested basis). The comparator group consists of the companies listed above under “Industry Peer Group”. If any member of the comparator group ceases to have publicly traded common stock or if as a result of other business transactions becomes incomparable, it will be removed from the comparator group and a replacement company will be added by the Compensation Committee.

After the end of the performance period, the Company will issue shares of Common Stock and pay cash in respect of each performance share based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

Company Relative Placement	Percent Performance Shares
1-2 (highest)	200%
3-4	167%
5-6	133%
7-8	100%
9-10	75%
11-12	50%
13-14	25%
15-17 (lowest)	0%

As noted above, in the event of a relative ranking of 1 through 6, corresponding to a percentage payout above 100%, a share of performance stock will entitle the participant to receive one full share of Common Stock with respect to the first 100% of the payout and the balance of the payout in cash, in an amount based on the fair market value of a share of Common Stock at the end of the performance period.

If a participant is not an employee on the last day of the performance period due to death, disability or retirement, Common Stock will be issued on the original performance period schedule and the level of payout will be determined as with all other participants. If a participant is not an employee on the last day of the performance period due to any other voluntary or involuntary termination, no shares of Common Stock will be issued in respect of the participant’s performance share award unless otherwise determined by the Compensation Committee. Prior to the issuance of shares of Common Stock in respect of a performance share award, the participant will have no right to vote or receive dividends on the shares. The performance share award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change-in-Control (as defined) all unvested performance shares shall vest and the shares will be valued at a price based on the change-in-control transaction. In the event the Company ceases to have publicly traded Common Stock as a result of a business combination or other extraordinary transaction, the performance period will be terminated effective upon the date of such cessation. The Committee certifies the results of the performance share awards prior to the issuance of Common Stock.

The hybrid performance shares awarded in 2008 vest one-third on each of the first, second and third anniversaries of the date of grant, provided the Company has positive operating income in the fiscal year prior to the vesting date. If the performance metric is not met, then the respective tranche of hybrid performance shares will be forfeited. Unvested hybrid performance shares will be forfeited if, during the three-year vesting period, the executive voluntarily leaves the Company. In the event of an involuntary termination by the Company, the Compensation Committee will determine whether the unvested hybrid performance shares will be forfeited. In the event of an employment termination due to death, disability or retirement, all unvested hybrid performance shares shall vest. Prior to vesting, the participant has no right to vote or receive dividends on such shares. The hybrid performance shares may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change-in-Control (as defined), the unvested hybrid performance shares shall vest.

The SARs awarded in 2008 vest one-third on each of the first, second and third anniversaries of the date of grant and have a seven year term. Unvested SARs will be forfeited and vested SARs must be exercised within ninety days if the executive voluntarily leaves the Company. In the event of an involuntary termination by the Company, the Compensation Committee may extend the exercise period for vested SARs from 90 days to 36 months. In the event of an employment termination due to death, disability or retirement, all SARs will vest. The SAR award may not be assigned or transferred except by will or the laws of descent and distribution. In the event of a Change-in-Control (as defined) all unvested SARs shall vest and remain exercisable throughout the term of the SAR.

In the event of any merger, reorganization, recapitalization, separation, liquidation, stock dividend, share combination or other change in the corporate structure of the Company affecting the performance shares or the SARs, the number of performance shares and SARs shall be equitably adjusted by the Compensation Committee to prevent dilution or enlargement of rights.

For additional information about the treatment of certain of Mr. Dinges’ awards in the event of an employment termination, see “Potential Payments Upon Termination or Change-in-Control” below.

Outstanding Equity Awards at Fiscal Year-End

The table below reports for each NEO outstanding equity awards at December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
Dan O. Dinges	60,866	30,434	—	$23.80	2/23/2013
	12,332	24,668	—	$35.22	2/22/2014
		39,875	—	$48.48	2/20/2015
			—			10,734	$279,084	108,600	$2,823,600
			—					51,143	$1,329,718
Scott C. Schroeder	20,000	10,000	—	$23.80	2/23/2013
	4,066	8,134	—	$35.22	2/22/2014
		16,200	—	$48.48	2/20/2015
			—			3,500	$91,000	36,400	$946,400
			—					19,318	$502,268
Michael B. Walen	24,666	12,334	—	$23.80	2/23/2013
	5,000	10,000	—	$35.22	2/22/2014
		19,925	—	$48.48	2/20/2015
			—			4,334	$112,684	44,480	$1,156,480
			—					23,718	$616,668
J. Scott Arnold	14,666	7,334	—	$23.80	2/23/2013
	3,000	6,000	—	$35.22	2/22/2014
		10,300	—	$48.48	2/20/2015
			—			2,568	$66,768	25,050	$651,300
			—					12,828	$333,528
Jeffrey W. Hutton	11,066	5,534	—	$23.80	2/23/2013
	2,200	4,400	—	$35.22	2/22/2014
		6,450	—	$48.48	2/20/2015
			—			1,968	$51,168	17,750	$461,500
			—					8,584	$223,184

(1)	The first and second amount in this column for each NEO is the exerciseable portion of a SAR award granted on February 23, 2006 and February 22, 2007, respectively, both of which vest ratably on the first, second and third anniversaries of the date of grant and have a seven-year term.

(2)	The first, second and third amount in this column for each NEO is the unexercisable portion of a SAR granted on February 23, 2006, February 22, 2007 and February 20, 2008, respectively, all of which vest ratably on the first, second and third year anniversaries of the date of grant and have a seven year term.

(3)	All Shares reported in this column are time-vested restricted stock. The vesting schedule for each executive is as follows:

Date	Dan O. Dinges	Scott C. Schroeder	Michael B. Walen	J. Scott Arnold	Jeffrey W. Hutton
2/23/2009	10,734	3,500	4,334	2,568	1,968

(4)	Market value is based on $26.00 per share closing price on December 31, 2008.

(5)	The first amount in this column for each NEO is traditional performance share awards. The terms and conditions of the traditional performance share awards are described above. The performance shares vest, if at all, for each executive as follows:

Date	Dan O. Dinges	Scott C. Schroeder	Michael B. Walen	J. Scott Arnold	Jeffrey W. Hutton
12/31/2008	36,400	12,000	14,700	8,600	6,600
12/31/2009	33,800	11,400	13,800	8,200	6,000
12/31/2010	38,400	13,000	15,980	8,250	5,150

The second amount in this column for each NEO is hybrid performance shares. The terms and conditions of the hybrid performance share awards are described above. The hybrid performance shares vest, if at all, for each executive as follows:

Date	Dan O. Dinges	Scott C. Schroeder	Michael B. Walen	J. Scott Arnold	Jeffrey W. Hutton
2/20/2009	10,025	4,084	5,017	2,587	1,616
2/22/2009	10,534	3,534	4,334	2,534	1,866
2/20/2010	10,025	4,083	5,017	2,587	1,617
2/22/2010	10,534	3,534	4,334	2,534	1,868
2/20/2011	10,025	4,083	5,016	2,586	1,617

Option Exercises and Stock Vested

The table below reports exercised stock options, vested restricted stock and a performance share payout during 2008.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (1)
Dan O. Dinges	128,800	$4,362,243	114,600	$6,421,316
Scott C. Schroeder	—	—	37,364	$777,958
Michael B. Walen	—	—	46,334	$2,595,651
J. Scott Arnold	—	—	27,566	$1,544,695
Jeffrey W. Hutton	—	—	20,832	$1,167,602

(1)	Includes the number of shares and value realized for performance shares, the performance period for which was May 1, 2005 through April 30, 2008 and which paid out upon the Compensation Committee’s certification of the results on April 30, 2008. Does not include the cash portion of the performance share award for performance in excess of 100% of $2,710,979, $880,878, $1,093,504, $653,065, and $493,596, for Mr. Dinges, Mr. Schroeder, Mr. Walen, Mr. Arnold and Mr. Hutton, respectively.

Pension Benefits Table

The table below reports the present values of accumulated benefits payable to each NEO, including the number of years of service credited to each NEO, under the Company’s qualified Pension Plan and the non-qualified Supplemental Executive Retirement Plan. Additional information regarding the Pension Plan and the Supplemental Executive Retirement Plan can be found above under “Elements of Post-Termination Compensation.”

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Dan O. Dinges	Cabot Oil & Gas Corporation Pension Plan	7.25	$122,125	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	7.25	$605,461	—
Scott C. Schroeder	Cabot Oil & Gas Corporation Pension Plan	13.18	$126,328	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	13.18	$215,859	—
Michael B. Walen (2)	Cabot Oil & Gas Corporation Pension Plan	21.68	$513,190	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	21.68	$1,352,063	—
J. Scott Arnold (2)	Cabot Oil & Gas Corporation Pension Plan	25.60	$440,834	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	25.60	$391,877	—
Jeffrey W. Hutton	Cabot Oil & Gas Corporation Pension Plan	23.77	$350,667	—
	Cabot Oil & Gas Corporation Non-Qualified Plan (SERP)	22.77	$266,544	—

(1)	The amounts in this column reflect the same assumptions used for financial statement reporting purposes under generally accepted accounting principles. The assumptions used in the calculation of these amounts are included in footnote 5 to the Notes to the Consolidated Financial Statements and in Management’s Discussion and Analysis of Financial Conditions and Results of Operations, under “Long-Term Employee Benefit Costs,” included in the Company’s Form 10-K.

(2)	Mr. Walen and Mr. Arnold are currently eligible for early retirement under the Pension Plan. Early retirement is defined as reaching age 55, with 10 years of credited service. Pension Plan and Supplemental Executive Retirement Plan benefits for early retirement are reduced by approximately 3% per year from the age 65 benefit if retirement is prior to age 62. Mr. Walen was 60 and Mr. Arnold was 55 at December 31, 2008.

Non-Qualified Deferred Compensation

The table below reports NEO contributions, earnings, and aggregate balances in the Company’s Deferred Compensation Plan for 2008.

2008 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Dan O. Dinges	$156,125	—	$(2,246,276)	—	$3,762,125
Scott C. Schroeder	$1,349,077	—	$(1,287,597)	—	$1,691,513
Michael B. Walen	$59,883	—	$(1,082,261)	—	$2,323,296
J. Scott Arnold	—	—	$(1,958)	—	$5,132
Jeffrey W. Hutton	$37,000	—	$15,276	—	$546,157

(1)	Amounts reported in this column are included in the Summary Compensation Table as salary, stock awards and non-equity incentive plan compensation, as applicable.

(2)	Amounts reported in this column are not included in the Summary Compensation Table.

(3)	The following amounts in this column were previously reported in prior years’ summary compensation tables:

Dan O. Dinges	$4,276,187
Scott C. Schroeder	$1,243,464
Michael B. Walen	$2,676,503
J. Scott Arnold	$0
Jeffrey W. Hutton	$373,850

Up to 100% of salary, annual incentive bonus and vested traditional performance shares are permitted to be deferred into the Deferred Compensation Plan, subject to payment of Social Security, Medicare, incomes taxes (on compensation not deferred) and employee benefit plan withholding requirements. Since June 1, 2008, traditional performance shares have not been permitted to be deferred into the Deferred Compensation Plan. Earnings on the deferred balances are determined by the executive’s investment selections at the time of deferral. The Company holds deferred amounts and earnings thereon as corporate assets, which are invested as elected by the executive. For 2008, the investment options and their respective rates of return follow:

Fund Name	Rate of Return
Fidelity Retirement Money Market	2.93%
Fidelity U. S. Bond Index	3.76%
Oakmark Equity & Income	-16.18%
Oakmark Fund I	-32.60%
Davis NY Venture	-40.03%
Spartan U. S. Equity Index	-37.03%
Fidelity Capital Appreciation	-40.50%
Lord Abbett Mid Cap Value	-39.44%
Calamos Growth A	-50.28%
Royce Opportunity	-45.73%
Fidelity Small Cap Stock	-42.91%
Fidelity Int’l Discovery	-44.28%
Cabot Oil & Gas Corporation Common Stock	-35.40%

Distributions from the Deferred Compensation Plan are made no earlier than six months following retirement and are based on the executive’s election at the time of deferral. Event-based distribution elections may be modified provided that the modification is made at least one year prior to termination of employment. Time-based distribution elections may be modified provided that the modification is made at least one year prior to the original time elected and the new election is moved out at least two years past the original time-based distribution election. Distribution elections can only be delayed not accelerated.

Potential Payments Upon Termination or Change-in-Control

The tables below reflect the compensation payable to each NEO upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change-in-control and in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Change-in-Control Benefits

The Company has entered into Change-in-Control Agreements with each NEO and certain other senior officers of the Company. The Committee believes that these agreements encourage these executives to remain employed and to carry out their duties with the Company in the event of a change-in-control of the Company and during circumstances suggesting a change-in-control might occur. The Committee believes this program is important to maintaining strong leadership in those situations.

The agreements provide that, in the event of a change-in-control or in the event deemed to be in anticipation of a change-in-control, the executives will receive certain benefits in the event that their employment is terminated within two years of such event. The executive will receive these benefits unless termination is:

•	for cause,

•	voluntary on the part of the executive, but not a constructive termination, or

•	because of death or disability.

Benefits under the Change-in-Control Agreements generally include:

•	a lump-sum cash payment equal to three times the sum of

•	the executive’s base salary in effect immediately prior to the change-in-control or the executive’s termination, whichever is greater, and

•

the greater of (1) the executive’s target bonus for the year during which the change-in-control occurred or, if greater, the year during which the executive’s termination occurred or (2) the executive’s actual bonus paid in the year immediately preceding the change-in-control or, if termination of employment occurs prior to a change-in-control, termination of employment,

•	payment with respect to traditional performance shares at a price based on the change-in-control transaction,

•	immediate vesting and exercisability of all of the executive’s stock options,

•	immediate vesting and lapse of restrictions on any outstanding restricted stock grants,

•	immediate vesting of any outstanding hybrid performance shares,

•	three years of continued medical, dental and life insurance coverage at the premium rate applicable to active executives,

•	crediting of three additional years of service in the Company’s retirement plans, and

•	outplacement assistance in an amount up to 15% of the executive’s base salary.

In the event that excise taxes apply to payments by the Company, the Company will make an additional tax gross up payment to the executive in an amount to leave the executive “whole,” as if no excise tax had applied. No payments have been made under these agreements.

In the agreements, a “change-in-control” is generally defined to include:

•

any person or group becoming the beneficial owner of 35% or more of either the Company’s common stock or the combined voting power of the Company’s outstanding voting securities, with certain exceptions,

•	specified changes in a majority of the members of the Board of Directors,

•	a reorganization, merger or consolidation or sale or other disposition of substantially all of the Company’s assets is consummated, unless, following the transaction:

•

the persons who were the beneficial owners of the Company prior to the transaction continue to own at least 50% of the common stock or other securities entitled to vote in the election of directors of the resulting entity in substantially the same proportions as prior to the transaction,

•

no individual or entity (other than an entity resulting from the transaction) beneficially owns 35% or more of the common equity or voting power of the entity resulting from the transaction, except to the extent that such ownership existed prior to the transaction, and

•

at least a majority of the members of the Board of Directors of the entity resulting from the transaction were members of the Company’s Board at the time the transaction was approved or entered into, and

•	a liquidation or dissolution of the Company.

CEO Employment Agreement

In addition to a Change-in-Control Agreement, the Company has entered into an employment agreement with Mr. Dinges. The employment agreement provides that if Mr. Dinges terminates his employment for good reason (as defined) or if the Company terminates his employment other than for cause (as defined), Mr. Dinges will receive:

•	a lump sum cash payment equal to two times his annual base salary plus two times his annual target bonus,

•	a 24-month continuation of medical and life insurance programs at the premium rate applicable to active executives,

•	full vesting of all of his restricted stock awards,

•	full vesting of all of his stock option awards and SAR awards, and

•	full vesting of all of his performance shares.

Under the terms of Mr. Dinges’ Employment Agreement, in the event of a change-in-control, Mr. Dinges will receive the more generous of the benefits and payments, as determined on a benefit-by-benefit basis, under either his Change-in-Control Agreement or his employment agreement, but not both.

The following table shows the potential payments upon termination or a change-in-control of the Company for Dan O. Dinges, Chairman, President and Chief Executive Officer.

Dan O. Dinges

Executive Benefit and Payments Upon Separation	Voluntary Termination for Good Reason	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change-in-Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$1,150,000	$0	$0	$1,150,000	$0	$1,725,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	1,150,000	0	0	1,150,000	0	1,987,500	0	0
Long-Term Incentive Compensation
Performance Share Vesting	0	0	0	0	0	4,153,318	4,153,318	4,153,318
Stock Appreciation Rights Vesting	0	0	0	0	0	200,860	200,860	200,860
Restricted Stock Vesting	279,084	0	0	279,084	0	279,084	279,084	279,084
Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	0	301,074	0	0
Early Payout of Deferred Compensation	0	0	0	0	0	3,762,125	0	3,762,125
Health, Life, and Welfare Benefits Continuation	60,766	0	0	60,766	0	60,766	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	0	86,250	0	0
Earned Vacation	0	0	0	0	0	0	0	0
Total	$2,639,850	$0	$0	$2,639,850	$0	$12,555,977	$4,633,262	$8,395,387

(1)	Mr. Dinges was not retirement eligible on December 31, 2008.

The following table shows the potential payments upon termination or a change-in-control of the Company for Scott C. Schroeder, Vice President and CFO.

Scott C. Schroeder

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change-in-Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$1,050,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	871,875	0	0
Long-Term Incentive Compensation
Performance Share Vesting	0	0	0	0	1,448,668	1,448,668	1,448,668
Stock Appreciation Rights Vesting	0	0	0	0	66,000	66,000	66,000
Restricted Stock Vesting	0	0	0	0	91,000	91,000	91,000
Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	77,131	0	0
Early Payout of Deferred Compensation	0	0	0	0	1,691,513	0	1,691,513
Health, Life, and Welfare Benefits Continuation	0	0	0	0	63,588	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	52,500	0	0
Earned Vacation	29,615	0	29,615	29,615	29,615	29,615	29,615
Total	$29,615	$0	$29,615	$29,615	$5,441,890	$1,635,283	$3,326,796

(1)	Mr. Schroeder was not retirement eligible on December 31, 2008.

The following table shows the potential payments upon termination or a change-in-control of the Company for Michael B. Walen, Senior Vice President and COO.

Michael B. Walen

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in-Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$1,239,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	1,146,000	0	0
Long-Term Incentive Compensation
Performance Share Vesting	0	1,773,148	0	0	1,773,148	1,773,148	1,773,148
Stock Appreciation Rights Vesting	0	81,400	0	0	81,400	81,400	81,400
Restricted Stock Vesting	0	112,606	0	0	112,606	112,606	112,606
Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	258,077	0	0
Early Payout of Deferred Compensation	0	0	0	0	2,323,296	0	2,323,296
Health, Life, and Welfare Benefits Continuation	0	0	0	0	74,590	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	61,950	0	0
Earned Vacation	9,675	9,675	9,675	9,675	9,675	9,675	9,675
Total	$9,675	$1,976,829	$9,675	$9,675	$7,079,742	$1,976,829	$4,300,125

The following table shows the potential payments upon termination or a change-in-control of the Company for J. Scott Arnold, Vice President, Land and General Counsel.

J. Scott Arnold

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change-in-Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$925,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	486,750	0	0
Long-Term Incentive Compensation
Performance Share Vesting	0	984,828	0	0	984,828	984,828	984,828
Stock Appreciation Rights Vesting	0	48,400	0	0	48,400	48,400	48,400
Restricted Stock Vesting	0	66,768	0	0	66,768	66,768	66,768
Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)		0	0	0	81,015	0	0
Early Payout of Deferred Compensation	0	0	0	0	5,132	0	5,132
Health, Life, and Welfare Benefits Continuation	0	0	0	0	60,170	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	41,250	0	0
Earned Vacation	9,916	9,916	9,916	9,916	9,916	9,916	9,916
Total	$9,916	$1,109,912	$9,916	$9,916	$2,709,229	$1,109,912	$1,115,044

The following table shows the potential payments upon termination or a change-in-control of the Company for Jeffrey W. Hutton, Vice President, Marketing.

Jeffrey W. Hutton

Executive Benefit and Payments Upon Separation	Voluntary Termination	Retirement (1)	Involuntary Not For Cause Termination	For Cause Termination	Change-in-Control	Disability	Death
Compensation
Multiple of Salary (0x, 2x or 3x)	$0	$0	$0	$0	$756,000	$0	$0
Multiple of Bonus (0x, 2x or 3x)	0	0	0	0	444,000	0	0
Long-Term Incentive Compensation
Performance Share Vesting	0	0	0	0	684,684	684,684	684,684
Stock Appreciation Rights Vesting	0	0	0	0	36,520	36,520	36,520
Restricted Stock Vesting	0	0	0	0	51,168	51,168	51,168
Benefits & Perquisites
Additional Years of Service Benefit (Non-Qualified)	0	0	0	0	66,279	0	0
Early Payout of Deferred Compensation	0	0	0	0	546,157	0	543,157
Health, Life, and Welfare Benefits Continuation	0	0	0	0	28,538	0	0
Excise Tax & Gross-Up	0	0	0	0	0	0	0
Outplacement Services	0	0	0	0	37,800	0	0
Earned Vacation	16,719	0	16,719	16,719	16,719	16,719	16,719
Total	$16,719	$0	$16,719	$16,719	$2,667,865	$789,091	$1,332,248

(1)	Mr. Hutton was not retirement eligible on December 31, 2008.

Director Compensation

The table below summarizes the total compensation paid to each of the non-employee directors of the Company for the fiscal year ended December 31, 2008. For more information on director compensation see “Director Compensation” above.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	Option Awards ($) (3) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($) (5)	Total ($)
Rhys J. Best	$13,750	$62,491	—	—	—	$362	$76,603
John G.L. Cabot (1)	$48,750	$125,338	—	—	—	$1,099	$175,187
David M. Carmichael	$58,750	$125,338	$29,877	—	—	$1,243	$215,208
Robert L. Keiser	$58,750	$125,338	$29,877	—	—	$1,243	$215,208
Robert Kelley	$63,750	$125,338	—	—	—	$2,275	$191,363
P. Dexter Peacock	$70,000	$125,338	—	—	—	$2,275	$197,613
William P. Vititoe	$62,500	$125,338	—	—	—	$3,878	$191,716

(1)	Mr. Cabot retired from the Board of Directors in April 2008.

(2)	The amounts in this column reflect the dollar amount recognized with respect to restricted stock units for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R), which also equals the grant date fair value computed in accordance with SFAS No. 123(R). Assumptions used in the calculation of these amounts are included in footnote 10 to the Notes to the Consolidated Financial Statements included in the Form 10-K. In February 2008, each non-employee director (excluding Mr. Best who was not yet a director) received a grant of 2,560 restricted stock units, with an aggregate grant date fair value of $752,028 based on the average of the high and low trading price of the Common Stock on February 21, 2008, the grant date. In July 2008, Mr. Best received a grant of 1,205 restricted stock units, with a grant date fair value of $62,491 based on the average of the high and low trading price of the Common Stock on July 22, 2008, the grant date. The restricted stock units vest on the grant date and are paid in shares of Common Stock on the date the non-employee director ceases to be a director of the Company.

(3)	The aggregate number of stock awards and the aggregate number of option awards outstanding at December 31, 2008 were as follows:

Name	Stock Awards	Stock Options
Rhys J. Best	1,205	—
John G. L. Cabot	—	—
David M. Carmichael	11,002	20,000
Robert L. Keiser	11,002	30,000
Robert Kelley	19,602	10,500
P. Dexter Peacock	19,602	—
William P. Vititoe	19,602	—

(4)	The amounts in this column reflect the dollar amount recognized with respect to stock options for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123(R) and thus may include amounts from awards granted in and prior to 2008. The grant date fair value of these awards was computed using a Black-Scholes model. Assumptions used for these stock option grants expensed during 2008 are detailed below:

Grant Date	Grant Date Fair Value per Share	Stock Price Volatility	Risk Free Rate of Return	Expected Dividend	Expected Term (in years)
February 23, 2006	$7.32	31.5%	4.6%	0.3%	4.0

Additional information regarding the accounting for stock options is included in footnote 10 to the Notes to the Consolidated Financial Statements included in the Form 10-K.

(5)	The amounts in this column include for each director some or all of the following:

•	A quarterly dividend of $.03 per share paid on the restricted stock units awarded in 2008 and in prior years.

•	Spouse travel to the September 2008 Board of Directors meeting and related expenses.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All of the Company’s equity compensation plans have been approved by the Company’s stockholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	552,430	$31.11	3,967,895	(1)
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	552,430	$31.11	3,967,895	(1)

(1)	Includes 90,940 shares of restricted stock awarded under the 2004 Incentive Plan, the restrictions on which lapse over the period 2009, 2010 and 2011; 812,330 performance shares awarded under the 2004 Incentive Plan, the performance periods which end on various dates in 2009, 2010 and 2011; 151,445 hybrid performance shares, which vest, if at all, in 2009, 2010 and 2011; and 82,015 restricted stock units awarded to the non-employee directors under the 2004 Incentive Plan, the restrictions on which lapse upon a non-employee director’s departure from the Board of Directors.

CONFLICT OF INTEREST AND RELATED PARTY TRANSACTIONS

        Under the Company’s Code of Business Conduct, directors, officers and employees are to avoid situations that present a potential conflict between their personal interests and the interests of the Company. The Code requires that, at all times, directors, officers and employees make a prompt disclosure in writing to the Company’s Vice President and Corporate Secretary of any fact or circumstance that may involve an actual or potential conflict of interest as well as any information necessary to determine the existence or likely development of conflicts of interest. This specifically includes any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest. This requirement includes situations that create even the appearance of a conflict of interest.

For executive officers of the Company other than the CEO, the Vice President and Corporate Secretary reviews the written disclosure described above with the CEO, and a determination is made whether to approve the transaction resulting in the conflict of interest or potential conflict of interest. The CEO and the Vice President and Corporate Secretary may refer the matter to the Company’s Board of Directors as circumstances require. If the transaction involves the CEO or a member of the Board of Directors, the matter is referred to the full Board of Directors for review and approval. In each case the standard applied in approving the transaction is the best interests of the Company without regard to the interests of the individual officer or director involved in the transaction. These procedures for reviewing and approving conflict of interest transactions are based on the Company’s past practice and are not in writing.

In the second quarter of 2006, the Company implemented its Mineral, Royalty and Overriding Royalty Interest Plan under which the Company may offer to a number of its employees, including its executive officers, the opportunity to purchase a portion of the mineral, participating and non-participating royalty and overriding royalty interests acquired by the Company from time to time for cash at a price determined using the same cost basis as the Company acquired such interests. In 2006, the Company offered to 73 participants, including ten officers, whose participation was approved by the Compensation Committee, the opportunity to purchase $2.3 million of the mineral, royalty and overriding royalty interests acquired by the Company in the McCampbell Field, located in Aransas Pass, Texas. Interests were offered to the key professional employees in the region in which the interest was located and to management level employees in the other regions and the corporate office. Participants were offered an interest commensurate with their level of responsibility and their income. Each participant was offered an interest in the same property. Each of the officers participating in the plan, including each NEO, purchased interests in the field. No individual officer purchased in excess of $115,000 of the interests offered, and no other interests were offered under the plan in 2006, 2007 or 2008.

In accordance with the plan, the Company makes all determinations with respect to the acquisition, exploration, development, maintenance and operation of any property subject to an interest under the plan using the same criteria (or criteria less favorable to the property subject to an interest) as it would use were such property not subject to such an interest (that is, the Company will not favor properties subject to interests under the plan over properties not subject to such interests when allocating Company resources in the acquisition, exploration, development, maintenance and operation of its properties).

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No member of the Compensation Committee was, during 2008, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 2008 the Company had no compensation committee interlocks.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file initial reports of ownership and reports of changes in ownership of Company Common Stock with the Securities and Exchange Commission and, pursuant to rules promulgated under Section 16(a), such individuals are required to furnish the Company with copies of Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Company, and written representations that those reports accurately reflect all reportable transactions and holdings, the Company is aware of no failures to comply with the Section 16(a) reporting requirements during 2008.

BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

The following table reports beneficial ownership of the Common Stock by holders of more than five percent of the Company’s Common Stock. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned		Percent of Class
FMR LLC 82 Devonshire Street Boston, MA 02109	14,802,893	(1)	14.3%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	13,103,270	(2)	12.7%
Neuberger Berman, Inc. Neuberger Berman, LLC. 605 Third Avenue New York, NY 10158	6,676,846	(3)	6.5%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	6,457,604	(4)	6.2%

(1)	According to Amendment No. 3 to a Schedule 13G, dated February 13, 2009, filed with the Commission by FMR LLC, it has sole voting power over 1,894,770 of these shares, no voting power over the remainder and sole dispositive power over all of these shares.

(2)	According to Amendment No. 22 to a Schedule 13G, dated February 17, 2009, filed with the Commission by Wellington Management Company, LLP, it has shared voting power over 8,270,170 of these shares, no voting power over the remainder of these shares, and shared dispositive power over all of these shares.

(3)	According to Amendment No. 12 to a Schedule 13G, dated February 12, 2009, filed with the Commission by Neuberger Berman, Inc. and Neuberger Berman, LLC., they have sole voting power over 2,388,972 of these shares, shared voting power over 2,877,300 of these shares, and shared dispositive power over all of these shares.

(4)	According to a Schedule 13G, dated February 17, 2009, filed with the Commission by Janus Capital Management LLC, it has shared voting power and shared dispositive power over all of these shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table reports, as of February 1, 2009, beneficial ownership of Common Stock by each director and nominee for director, by each named executive officer listed in the 2008 Summary Compensation Table and by all directors, nominees and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Outstanding Shares of Common Stock Held	Number of Shares of Common Stock Beneficially Owned		Percent Class
Rhys J. Best	2,500	3,705	1/	*
David M. Carmichael	0	31,002	2/	*
Robert L. Keiser	16,000	57,002	3/	*
Robert Kelley	66,413	96,515	4/	*
P. Dexter Peacock	82,099	101,701	5/	*
William P. Vititoe	22,844	42,446	6/	*
Dan O. Dinges	672,201	832,854	7/12/13/14	*
Michael B. Walen	198,117	265,443	8/12/13/14	*
Scott C. Schroeder	169,357	224,008	9/12/13/14	*
J. Scott Arnold	48,892	88,078	10/12/13/14	*
Jeffrey W. Hutton	79,448	109,708	11/12/13/14	*

All directors, nominees and executive officers as a group (14 individuals)
		2,107,636	15/	2.0%

*	Represents less than 1% of the outstanding Common Stock.

1/	Includes 1,205 restricted stock units, the restrictions on which lapse upon Mr. Best’s retirement from the Board of Directors.

2/	Includes 20,000 shares purchasable upon the exercise of options within 60 days and 11,002 restricted stock units, the restrictions on which lapse upon Mr. Carmichael’s retirement from the Board of Directors.

3/	Includes 30,000 shares purchasable upon the exercise of options within 60 days and 11,002 restricted stock units, the restrictions on which lapse upon Mr. Keiser’s retirement from the Board of Directors.

4/	Includes 10,500 shares purchasable upon the exercise of options within 60 days, 4,000 shares over which Mr. Kelley shares voting and investment power, and 19,602 restricted stock units, the restrictions on which lapse upon Mr. Kelley’s retirement from the Board of Directors.

5/	Includes 19,602 restricted stock units, the restrictions on which lapse upon Mr. Peacock’s retirement from the Board of Directors.

6/	Includes 19,602 restricted stock units, the restrictions on which lapse upon Mr. Vititoe’s retirement from the Board of Directors.

7/	Includes 129,360 stock appreciation rights exercisable within 60 days.

8/	Includes 53,642 stock appreciation rights exercisable within 60 days.

9/	Includes 43,534 stock appreciation rights exercisable within 60 days.

10/	Includes 64 shares held in the Company’s Savings Investment Plan as to which Mr. Arnold shares voting and investment power and 31,434 stock appreciation rights exercisable within 60 days.

11/	Includes 1,660 shares held in the Company’s Savings Investment Plan as to which Mr. Hutton shares voting and investment power and 23,150 stock appreciation rights exercisable within 60 days.

12/	Includes 10,734, 4,334, 3,500, 2,568 and 1,968 shares of restricted stock granted to Messrs. Dinges, Walen, Schroeder, Arnold and Hutton, respectively, on February 23, 2006, the restrictions on which lapse one-third on each of the three one year anniversaries following the date of award. Messrs. Dinges, Walen, Schroeder, Arnold and Hutton have no voting or investment power with respect to these shares during the restrictive period.

13/	Includes 10,534, 4,334, 3,534, 2,534 and 1,866 hybrid performance shares, which is one-third of the total hybrid performance share award made to Messrs. Dinges, Walen, Schroeder, Arnold and Hutton, respectively, on February 22, 2007. These shares vested February 22, 2009 because the Company had positive operating income during 2008. For more information on the hybrid performance shares see “Long Term Incentives” above.

14/	Includes 10,025, 5,016, 4,083, 2,586 and 1,616 hybrid performance shares, which is one-third of the total hybrid performance share award made to Messrs. Dinges, Walen, Schroeder, Arnold and Hutton, respectively, on February 20, 2008. These shares vested on February 20, 2009 because the Company had positive operating income in 2008. For more information on the hybrid performance shares see “Long Term Incentives” above.

15/	Includes 4,635 shares held in the Company’s Savings Investment Plan as to which the executive officers share voting and investment power, 343,668 stock appreciation rights exercisable by the executive officers within 60 days, 28,000 hybrid performance shares which vested February 22, 2009 and 27,724 hybrid performance shares which vested on February 20, 2009. Includes 28,406 shares of restricted stock granted to the executive officers and 82,015 restricted stock units granted to the directors. See also Notes 1-14 above.

FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal intended for inclusion in the proxy statement for the 2010 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Lisa A. Machesney, Vice President, Managing Counsel and Corporate Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077 and must be received by November 24, 2009.

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the Bylaws require advance written notice be delivered to the Company’s Secretary at the principal executive offices of the Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2010 Annual Meeting of Stockholders is currently February 27, 2010. To be valid, a notice must set forth certain information specified in the Bylaws.

SOLICITATION OF PROXIES

The cost of soliciting proxies in the enclosed form will be born by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Georgeson Inc. has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000, plus expenses.

MISCELLANEOUS

The Company’s management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS,

LISA A. MACHESNEY
Vice President, Managing Counsel and Corporate Secretary

March 24, 2009

CABOT OIL & GAS CORPORATION ATTN: LISA MACHESNEY 1200 ENCLAVE PARKWAY HOUSTON, TX 77077

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

COGCO1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

CABOT OIL & GAS CORPORATION
The Board of Directors recommends you vote “FOR” Proposals I through IV.
I. To elect the following three persons to the Board of Directors of the Company.
Nominees:	For	Against	Abstain
Ia. Rhys J. Best	☐	☐	☐
Ib. Robert Kelley	☐	☐	☐
Ic. P. Dexter Peacock	☐	☐	☐
Vote on Proposals				For	Against	Abstain
II. To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company from 120,000,000 shares to 240,000,000 shares.				☐	☐	☐
III. To reapprove the material terms of the performance goals under the 2004 Incentive Plan.				☐	☐	☐
IV. To ratify the appointment of the firm PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for its 2009 fiscal year.				☐	☐	☐
V. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Meeting Time: 8:00 a.m. local time

Meeting Location: Cabot Oil & Gas Corporation’s corporate headquarters, First Floor Auditorium,

located at 1200 Enclave Parkway, Houston, Texas 77077

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on

April 28, 2009:

The Notice and Proxy Statement and 2008 Annual Report are available free of charge at www.cabotog.com/2009AnnualMeeting.

COGO2

CABOT OIL & GAS CORPORATION

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 24, 2009, and appoints Lisa A. Machesney, Vice President and Corporate Secretary, and Scott C. Schroeder, Vice President and Chief Financial Officer, or either of them, proxies for the undersigned, with power of substitution, to vote all of the undersigned’s shares of common stock of Cabot Oil & Gas Corporation at the Annual Meeting of Stockholders to be held at Cabot Oil & Gas Corporation’s corporate headquarters, First Floor Auditorium, located at 1200 Enclave Parkway, Houston, Texas 77077 at 8:00 a.m., local time, on April 28, 2009, and at any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items I, II, III and IV and will grant discretionary authority pursuant to Item V.

This proxy will revoke all prior proxies signed by you.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)